The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Bear Stearns Asset Backed Securities I Trust 2006-AC1
Issuing Entity

Asset-Backed Certificates, Series 2006-AC1

EMC Mortgage Corporation
Sponsor

Wells Fargo Bank, National Association
Master Servicer

Bear Stearns Asset Backed Securities I LLC
Depositor

________________

Bear, Stearns & Co. Inc.

For use with base prospectus dated June 24, 2005
The date of this term sheet supplement is January 25, 2006

TABLE OF CONTENTS

TERM SHEET SUPPLEMENT		PROSPECTUS
RISK FACTORS	4	RISK FACTORS.	4
THE MORTGAGE POOL	21	DESCRIPTION OF THE SECURITIES	14
STATIC POOL INFORMATION	40	THE TRUST FUNDS	25
THE ISSUING ENTITY	41	CREDIT ENHANCEMENT	46
THE DEPOSITOR	41	SERVICING OF LOANS.	51
THE SPONSOR	41	THE AGREEMENTS.	59
THE MASTER SERVICER AND THE SERVICERS	43	MATERIAL LEGAL ASPECTS OF THE LOANS.	71
DESCRIPTION OF THE CERTIFICATES	57	THE DEPOSITOR	85
THE POLICY	96	USE OF PROCEEDS	85
THE INSURER	99	MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	86
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	102	PENALTY AVOIDANCE	119
USE OF PROCEEDS	108	REPORTABLE TRANSACTION	119
FEDERAL INCOME TAX CONSEQUENCES	108	STATE AND LOCAL TAX CONSIDERATIONS.	119
STATE AND OTHER TAXES	114	ERISA CONSIDERATIONS.	119
ERISA CONSIDERATIONS	114	LEGAL MATTERS	128
METHOD OF DISTRIBUTION	116	FINANCIAL INFORMATION	128
LEGAL MATTERS	117	AVAILABLE INFORMATION	128
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	117	INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	128
RATINGS	117	RATINGS.	129
LEGAL INVESTMENT	118	LEGAL INVESTMENT CONSIDERATIONS.	130
INDEX OF DEFINED TERMS	121	PLAN OF DISTRIBUTION.	130
ANNEX I		GLOSSARY OF TERMS	131
GLOBAL CLEARANCE, SETTLEMENT AND TAX	I-1
ANNEX II
INSURER’S FINANCIAL STATEMENTS	II-1

INTRODUCTION

As indicated in the accompanying term sheet, the related transaction may include various structures and multiple loan groups of fixed rate mortgage loans secured by first liens on residential mortgaged properties. This term sheet supplement may be used in connection with a transaction that includes one or more loan groups related to one or more groups of senior and subordinate certificates with an overcollateralization structure. Any such loan group is referred to in this term sheet supplement as an “OC Structure Loan Group” and any such transaction is referred to in this term sheet supplement as an “OC Transaction”. This term sheet supplement may also be used in connection with a transaction that includes one or more loan groups related to one or more groups or subgroups of senior and subordinate certificates with a shifting interest payment structure. Any such loan group or subgroup is referred to in this terms sheet supplement as a “Shifting Interest Structure Loan Group” and any such transaction is referred to in this term sheet supplement as a “Shifting Interest Transaction”. In addition, the related transaction may include multiple loan groups that are cross-collateralized, which transaction is referred to in this term sheet supplement as a “Cross-collateralized Transaction”, or multiple loan groups that are not cross-collateralized, which transaction is referred to in this term sheet supplement as a “Stacked Transaction”.

______________________________

RISK FACTORS

In addition to the matters described elsewhere in this term sheet supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase an offered certificate.

The subordinate certificates have a greater risk of loss than the related senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes of this term sheet supplement, “related subordinate classes” means:

• with respect to each class of senior certificates: each class of related subordinate certificates; and
• with respect to each class of subordinate certificates: any related subordinate certificate with a lower payment priority.

We will provide credit enhancement for each group of offered certificates, first, by the right of the holders of the related senior certificates to receive payments of interest and principal prior to the related subordinate classes and, second, by the allocation of realized losses on the related mortgage loans to the related subordinate classes. This form of credit enhancement uses collections on the mortgage loans in the related loan group or groups otherwise payable to the holders of the related subordinate classes to pay amounts due on the more senior classes of related certificates. Such collections are the sole source of funds from which such credit enhancement is provided.

Realized losses on the mortgage loans in any OC Transaction will be allocated first, to reduce the amount of excess spread for any related loan group, second, to reduce the overcollateralization amount for such loan group, third, among the related classes of subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the mortgage loans in any OC Transaction which are allocated to the related subordinate certificates would first be allocated to the classes of subordinate certificates in reverse order of their payment priority, until the certificate principal balance of each such class of subordinate certificates has been reduced to zero.

The Non-PO Percentage of the principal portion of realized losses on the mortgage loans in any Shifting Interest Transaction are allocated first to the classes of the subordinate certificates related to such group or groups of mortgage loans, beginning with the class of related subordinate certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that realized losses on the mortgage loans in any Shifting Interest Transaction would first be allocated to the class of subordinate certificates with the lowest payment priority until the certificate principal balance of such class is reduced to zero. Subsequent realized losses on the mortgage loans in such loan group would be allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero.

Accordingly, if the certificate principal balance of all classes of subordinate certificates in any Shifting Interest Transaction were to be reduced to zero, the Non-PO Percentage of the principal portion of realized losses on the mortgage loans in such loan group will be allocated among the related senior certificates (other than any class of interest only certificates and Class PO Certificates) in the manner and order of described in the accompanying term sheet; provided that, such realized losses otherwise allocable to a class of senior certificates may be allocated to another class or classes of senior certificates as described in the accompanying term sheet.

You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans.

Unless otherwise provided in the accompanying term sheet, the principal portion of realized losses will not be allocated to the senior certificates in an OC Transaction. Investors in these certificates should note that although the principal portion of realized losses will not be allocated to these certificates, under certain loss scenarios there will not be enough principal and interest on the related mortgage loans to pay related senior certificates all of the interest and principal to which they are entitled.

See“Description of the Certificates—Allocation of Losses”in this term sheet supplement.
Additional risks associated with the subordinate certificates
The weighted average lives of, and the yields to maturity on, the subordinate certificates related to a loan group or groups will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans in a loan group or groups will also affect an investor’s actual yield to maturity on the related subordinate certificates, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in a loan group or groups may reduce the certificate principal balances of the related subordinate certificates as described in this term sheet supplement. As a result of any such reductions in the certificate principal balances of the subordinate certificates, less interest will accrue on such classes of subordinate certificates than would otherwise be the case. Once a realized loss on a mortgage loan in a loan group or groups is allocated to a related subordinate certificate, no interest will be distributable with respect to such written down amount.

Credit enhancement for the certificates in an OC Transaction may be inadequate to cover losses and/or to maintain or restore overcollateralization
The mortgage loans in an OC Transaction are expected to generate more interest than is needed to pay interest on the related senior certificates and subordinate certificates because we expect the weighted average interest rate on the mortgage loans in such transaction to be higher than the weighted average pass-through rate on such senior certificates and subordinate certificates. If the mortgage loans in an OC Structure Loan Group generate more interest than is needed to pay interest on related senior certificates and subordinate certificates and related trust fund expenses, we will use such “excess spread” to make additional principal payments on such senior certificates and subordinate certificates, which will reduce the total certificate principal balance of such certificates below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization”. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess spread will be generated on the related mortgage loans to maintain or restore the required level of overcollateralization for such transaction.

The excess spread for an OC Structure Loan Group available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related mortgage loans.

If the protection afforded by overcollateralization for such loan group is insufficient, then you could experience a loss on your investment.
Principal only certificates and interest only certificates involve additional risk
Any Class PO Certificates will receive a portion of the principal payments only on the mortgage loans in a Shifting Interest Loan Group that have net mortgage rates lower than the per annum rate set forth in the accompanying term sheet. Therefore, the yield on any Class PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such related mortgage loans. Any principal only certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group or subgroup.

Investors in Class PO Certificates should be aware that related mortgage loans with lower interest rates are less likely to be prepaid than related mortgage loans with higher interest rates. If payments of principal on the related mortgage loans in a Shifting Interest Loan Group that have net mortgage rates lower than the per annum rate described in the accompanying term sheet occur at a rate slower than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected.

Investors in interest only certificates should be aware that the yield to such investors will be extremely sensitive to defaults and the rate and timing of principal payments on the related mortgage loans or portions thereof in the related loan group or subgroup, as applicable. In some cases and as described in the accompanying term sheet, the notional amount of some of the interest only certificates may be equal to the certificate principal balance of one or more of the other classes of offered certificates. Any reduction in the certificate principal balance of such class or classes of certificates as a result of distributions in respect of principal payments on the mortgage loans in the related loan group or subgroup, as applicable, will result in a reduction of the notional amount of the related interest only certificates and thus, reduce the amount of interest distributable to the holders of the related interest only certificates following such distributions in respect of principal payments.

As set forth in the accompanying term sheet, a class of interest only certificates may be entitled to receive interest distributions on each distribution date to the extent the weighted average of the net rates on the related mortgage loans exceeds the weighted average of the pass-through rates on the classes of certificates on which the notional amount of such interest only certificate is based. On any distribution date on which the pass-through rates on such classes of certificates are limited by the related interest rate cap, such interest only certificates will not be entitled to interest payments.

Some classes of interest only certificates will receive a portion of the interest payments only on the mortgage loans in the related loan group or subgroup that have net mortgage rates higher than a specified per annum rate as described in the accompanying term sheet. Therefore, the yield on such interest only certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans.

Investors in interest only certificates that receive their interest payments only on the mortgage loans that have net mortgage rates higher than a specified per annum rate should be aware that mortgage loans with higher interest rates are more likely to be prepaid than mortgage loans with lower interest rates. If payments of principal on the mortgage loans in the related loan group or subgroup, as applicable, that have net mortgage rates higher than the per annum rate described in the accompanying term sheet occur at a rate faster than an investor assumed at the time of purchase, the related investor’s yield may be adversely affected. Investors in the interest only certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans that have net mortgage rates higher than the per annum rate described in the accompanying term sheet, could result in the failure of such investors to fully recover their investments.

The interest rate cap may reduce the yields on the offered certificates in an OC Transaction
Some classes of senior certificates in an OC Transaction may be subject to an interest rate cap which may be based on an assumed certificate and calculated as specified in the accompanying term sheet. If the weighted average of the net mortgage rates on such mortgage loans is less than the per annum rate described in the accompanying term sheet, the amount of the shortfall which would occur with respect to the assumed certificate as described in the accompanying term sheet will be allocated among such certificates in proportion to their current entitlements to interest calculated without regard to this cap. Any such shortfall allocated to the Insured Certificates will not be covered by the financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

As indicated in the accompanying term sheet, some classes of senior certificates in an OC Transaction may be subject to an interest rate cap equal to the weighted average of the net mortgage rates of all of the related mortgage loans as calculated in such term sheet.

If the pass-through rates on any offered certificates in the OC Transaction are limited to the related interest rate cap for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds for such loan group remaining after certain other distributions on the related offered certificates and the payment of certain fees and expenses of the trust. However, if the certificate principal balance of a class of offered certificates has been reduced to zero, that class of offered certificates or non-offered subordinate certificates will be retired and will no longer be entitled to such distributions, including distributions in respect of net interest shortfalls.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions”in this term sheet supplement.
Class R Certificates in a Shifting Interest Transaction are subject to special risks
Holders of the Class R Certificates in a Shifting Interest Transaction are entitled to receive distributions as described herein, but the holders of the Class R Certificates are not expected to receive any distributions after the first distribution date. In addition, holders of those Class R Certificates will have tax liabilities with respect to their certificates during the early years of the related REMIC that substantially exceed the distributions payable during or prior to that time.

The yields on the adjustable rate certificates is sensitive to fluctuations in the related index
Some adjustable rate certificates may accrue interest at an adjustable rate determined separately for each distribution date according to an index in the manner described in this term sheet supplement. The pass-through rate on some of the adjustable rate certificates may vary directly with such index and the pass-through rates on some of the adjustable rate certificates may vary inversely with such index as specified in the accompanying term sheet. Therefore, the yields to investors on the adjustable rate certificates will be sensitive to fluctuations of the index.

Some offered certificates are sensitive to the rate and timing of distributions on other certificates
Some of the offered certificates may receive a portion of principal payments after some of the other classes of certificates have received principal payments. Therefore, an investor’s yield such certificates will be sensitive to the rate and timing of those distributions and such certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates.

IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN SUCH CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

Some of the offered certificates may be accrual certificates and may not receive interest distributions as long as the related accretion directed certificates are outstanding; some of the offered certificates may be accretion directed certificates and may receive accelerated payments in respect of principal

As indicated in the accompanying term sheet, some of the offered certificates may be accrual certificates that are not entitled to receive any distributions of interest for some period of time. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate set forth in the accompanying term sheet. However, this interest will not be distributed on those certificates until the related accretion termination date. Instead, prior to the related accretion termination date, accrued certificate interest on the accrual certificates will be distributed to the related accretion directed certificates as principal in reduction of the certificate principal balances thereof. This accrued and unpaid interest on the accrual certificates will be added to the certificate principal balance of such accrual certificates on the related distribution date. On each distribution date on or after the related accretion termination date, the entire accrued certificate interest on the accrual certificates for that date will be payable to the holders of the accrual certificates as interest, to the extent not required to fully reduce the certificate principal balances of the accretion direct certificates to zero on the accretion termination date. Due to these factors, the accrual certificates will likely experience significant price and yield volatility. Investors in the accrual certificates should consider whether this volatility is suitable to their investment needs.

Additionally, prior to the related accretion termination date, holders of the accretion directed certificates will receive an additional principal payment from accrued certificate interest otherwise distributable on the related accrual certificates. As a result, investors in the accretion directed certificates should be aware that they may receive distributions in respect of principal at a rate faster than assumed at the time of purchase.

The adjustable rate certificates in an OC Transaction may not always receive interest based on the Index Rate
As indicated in the accompanying term sheet, the pass-through rates on certain classes of senior certificates and subordinate certificates in an OC Transaction are generally based on an index and a specified margin described in the term sheet. The margins applicable to the pass-through rates on such classes of certificates may be subject to increase as described in term sheet if the related Optional Termination Holder does not exercise its option to purchase the remaining assets in the loan group or groups related to such certificates on the related optional termination date.

For purposes of this section, each pass-through rate described above shall be referred to as the related “Index Rate”. In addition, such classes of senior certificates and subordinate certificates may not always receive interest at the related Index Rate because such rate is also subject to the related interest rate cap. If the related interest rate cap is less than the related Index Rate, the pass-through rate on such certificates will be reduced to the related interest rate cap. Thus, the yield to investors in such classes will be sensitive both to fluctuations in the level of the related index and to the adverse effects of the application of the related interest rate cap. The prepayment or default of related mortgage loans with relatively higher net mortgage rates, particularly during a period of increased index rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than the interest payment that would have been due the related subordinate certificates, if such amount would have been calculated based on the related Index Rate for the related interest accrual period, the value of such subordinate certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and the Index Rate will create a shortfall.

Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors.

These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to related certificateholders.

In the event that the mortgaged properties fail to provide adequate security for the related mortgage loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Substantially all of the mortgage loans contain due-on-sale provisions, and the servicers are required to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. Some of the mortgage loans may impose a prepayment charge in connection with voluntary prepayments made within the period specified in the related mortgage note, which prepayment charges may discourage prepayments during the applicable period. The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

You should note that:

• if you purchase your certificates at a discount and principal is repaid on the related mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;
• if you purchase your certificates at a premium and principal is repaid on the related mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

• since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to mortgage loans in the related loan group is higher than you expect;

• the overcollateralization provisions for an OC Transaction, whenever overcollateralization for the OC Structure Loan Group is at a level below the required level, are intended to result in an accelerated rate of principal distributions to the holders of the related offered certificates. An earlier return of principal to such holders as a result of the overcollateralization provisions will influence the yield on the related offered certificates in a manner similar to the manner in which principal prepayments on the related mortgage loans will influence the yield on the related offered certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments for the related loan group than you expected.

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to“The Mortgage Pool”and“Yield, Prepayment and Maturity Considerations”in this term sheet supplement and“Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience.

Mortgage loan modifications may affect the interest rate caps
Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the related certificates or, if such modifications downwardly adjust interest rates, may lower the applicable interest rate cap or caps.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the related mortgage loans and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Property in states or regions having a significant concentration of properties underlying the mortgage loans may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

• declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses
Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the related offered certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

• the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicers to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related sponsor will be required to purchase that mortgage loan from the trust.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this term sheet supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the related offered certificates may be materially and adversely affected.

Some of the mortgage loans provide for balloon payments at maturity
As indicated in the accompanying term sheet, Some of the mortgage loans are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

You may have difficulty selling your certificates
The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state and local laws
The Servicemembers Civil Relief Act or the Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state and local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state and local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the related certificateholders on subsequent distribution dates. Any such shortfall on mortgage loans will reduce the amount available to pay interest on the related certificates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool”in this term sheet supplement.

A transfer of servicing may result in increased losses and delinquencies on the mortgage loans
The primary servicing for the mortgage loans originated by Impac Mortgage Corporation will be transferred from Countrywide Home Loan Servicing LP to Wells Fargo Bank, National Association on February 1, 2006. Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these mortgage loans.

The yield on some of the offered certificates may be affected by various rights of the Insurer
The yield to investors on some of the certificates in an OC Transaction, other than the Insured Certificates, may be adversely affected to the extent the Insurer is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the Insurer pursuant to the related financial guaranty insurance policy and the related insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the Insurer, to the extent not previously paid or reimbursed. In addition, the holders of the related offered certificates, other than the Insured Certificates, may be adversely affected by the ability of the Insurer to exercise the rights of the Insured Certificates under the pooling and servicing agreement and any additional rights which they hold in connection with any default by the master servicer or otherwise as provided in this term sheet supplement.

The initial rating on the Insured Certificates is without regard to the policy
The rating on the Insured Certificates is based primarily on the structure of and the credit characteristics of mortgage loans in the related OC Structure Loan Group, and not upon the claims paying ability of the Insurer. The rating of the Insurer is “AAA” by Standard & Poor’s, “Aaa” by Moody’s and “AAA” by Fitch Ratings. The ratings reflect the respective rating agencies’ current assessments of the insurance financial strength of the Insurer. Further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Insured Certificates, and are subject to revision, suspension or withdrawal at any time by the rating agencies. Any downward revision, suspension or withdrawal of any of the above ratings may have an adverse effect on the market price of Insured Certificates. The Insurer does not guarantee the market price or investment value of the Insured Certificates nor does it guarantee that the ratings on Insured Certificates will not be revised, suspended or withdrawn.

THE MORTGAGE POOL

General

References in the term sheet to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the cut-off date indicated in the accompanying term sheet. The depositor believes that the information set forth in the term sheet with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. The characteristics of the mortgage loans as described herein and in any collateral tables may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this term sheet supplement by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this term sheet supplement, revised disclosure will be provided either in a supplement to this term sheet supplement, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information in the term sheet is expressed as of the cut-off date set forth in the accompanying term sheet.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage pool may be divided into multiple loan groups or subgroups as specified in the accompanying term sheet and as more fully described below. Each group of mortgage loans is referred to herein as a Loan Group. All of the mortgage loans we will include in the trust fund will be fully amortizing or have a balloon payment.

EMC Mortgage Corporation purchased the mortgage loans directly in privately negotiated transactions. We refer you to“Servicing of the Mortgage Loans”and “The Originator —Underwriting Guidelines”for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

• the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

• the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

For purposes of distributions to the senior certificates, the mortgage loans will be divided into multiple separate subgroups or loan groups as specified in the accompanying term sheet.

Prepayment Charges on the Mortgage Loans

As indicated in the accompanying term sheet, some of the mortgage loans may provide for payment by the mortgagor of a prepayment charge in connection with some prepayments made within up to five years, which prepayment charge will discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See“Material Legal Aspects of the Loans—Enforceability of Prepayment and Late Payment Fees” in the prospectus.

In addition, the servicers may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow from the pool assets.

The holders of the class of certificates specified in the term sheet will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified by loan group in a schedule appearing as an exhibit to the pooling and servicing agreement, with each group or subgroup separately identified, if applicable. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with Wells Fargo Bank, National Association, as custodian and agent for the trustee, for the benefit of the certificateholders and the Insurer, the following documents with respect to each mortgage loan:

(a) the original mortgage note, endorsed without recourse in the following form: “Pay to the order of U.S. Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-AC1 without recourse,” with all intervening endorsements that show a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b) the original recorded mortgage or a photocopy thereof;

(c) a duly executed assignment of the mortgage to “U.S. Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-AC1, without recourse”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the pooling and servicing agreement;

(d) all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e) the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS® System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the trustee and the Insurer to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS® System. The sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the related certificates and the Insurer.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement between the sponsor and the depositor. The sponsor is required, pursuant to the pooling and servicing agreement, to represent and warrant that the representations and warranties contained in the mortgage loan purchase agreement are true and correct as of the closing date. All of depositor’s right, title and interest to the mortgage loans and all rights of the depositor under the mortgage loan purchase agreement will be assigned to the trustee pursuant to the pooling and servicing agreement. A form of the mortgage loan purchase agreement containing such representations and warranties will be attached as an exhibit to the pooling and servicing agreement. The depositor will file the pooling and servicing agreement along with the exhibits to the pooling and servicing agreement with the Securities and Exchange Commission in a report on Form 8-K within 15 days of the closing date, unless the 15th day falls on a Saturday, a Sunday or a Holiday, in which case it can be filed on the following business day.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

1. The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

2. Immediately prior to the conveyance of the mortgage loans by EMC to the depositor pursuant to the mortgage loan purchase agreement, EMC was the sole owner and holder of the mortgage loan; the related originator, EMC was the custodian of the related escrow account, if applicable; the mortgage loan had neither been assigned nor pledged, and EMC had good and marketable title thereto, and had full right to transfer and sell the mortgage loan and the related servicing rights to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and the related servicing rights, subject to the applicable servicing agreement, to the depositor pursuant to the terms of the mortgage loan purchase agreement;

3. The mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

4. The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

5. The mortgage loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in clause (i) above) EMC (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the mortgage loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest therein. With respect to each mortgage loan, EMC (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related mortgage, including EMC has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

6. The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the mortgage loans are in the mortgage file and have been or will be recorded, if necessary to protect the interests of the trustee, and which have been or will be delivered to the trustee, all in accordance with the mortgage loan purchase agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the mortgage loans is part of the mortgage file; and

7. At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates (without regard to the Policy issued by the Insurer), the trustee or the respective custodian, as agent for the trustee, is required to notify the sponsor and the Insurer, in writing. If the sponsor cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the respective custodian, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the related mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee and the Insurer must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the related certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

The Originators

The principal originators of the mortgage loans are: Waterfield Mortgage Company, Inc. (“Waterfield”) for the mortgage loans in the OC Structure Loan Group and Impac Mortgage Corporation (“Impac”) for the mortgage loans in the Shifting Interest Loan Groups. The remainder of the mortgage loans in each loan group were originated by various originators, none of which originated more than 10% of the related mortgage loans.

Waterfield Mortgage Company, Inc.

Waterfield Mortgage Company, Inc. (“Waterfield”) was founded in 1928 and is the holding company of the Waterfield Group, which is based in Fort Wayne, Indiana. Waterfield Financial Corp. is a wholly owned subsidiary of Union Federal Bank of Indianapolis (“Union Federal Bank”), which is a wholly owned subsidiary of Waterfield.

Waterfield Financial Corp. is a one-to-four family residential mortgage loan origination company with retail and wholesale operations throughout the United States. Waterfield Financial Corp.’s retail operation comprises more than 30 branch offices and 225 loan officers located throughout Arizona, California, Colorado, Indiana, Maine, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Texas and Virginia.

Union Federal Wholesale is a division of Waterfield Financial Corp. and is located in Fort Wayne, Indiana. Union Federal Wholesale was formed in 1996 to participate in a rapidly expanding wholesale market, specializing in Government insured, Conforming, and Alt-A mortgage products.

Impac Mortgage Corporation

Impac Funding Corporation, also referred to herein as Impac, is a California corporation. Impac is a wholly owned subsidiary of Impac Mortgage Holdings, Inc., a publicly traded company which trades on the New York Stock Exchange under the ticker symbol “IMH”. Impac is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers. Impac originated approximately $9.5 billion of mortgage loans in 2003, $22.2 billion of mortgage loans in 2004, and $16.9 billion of mortgage loans during the first nine months of 2005. Impac has been originating mortgage loans since 1995. The principal executive offices of Impac are located at 1401 Dove Street, Newport Beach, California 92660.

Impac is not aware of any legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that are material to holders of the Certificates.

Underwriting Standards

Waterfield Mortgage Company, Inc.

The information set forth in the following paragraphs regarding the guidelines pursuant to which the Waterfield Mortgage Loans were generally underwritten was based on information provided by Waterfield.

Waterfield Mortgage Company, Inc. was founded in 1928 and is the holding company of the Waterfield Group, which is based in Fort Wayne, Indiana. Waterfield Financial Corp. is a wholly owned subsidiary of Union Federal Bank of Indianapolis, which is a wholly owned subsidiary of Waterfield.

Waterfield Financial Corp. is a one-to-four family residential mortgage loan origination company with retail and wholesale operations throughout the United States. Waterfield Financial Corp.’s retail operation comprises more than 30 branch offices and 225 loan officers located throughout Arizona, California, Colorado, Indiana, Maine, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Texas and Virginia.

Union Federal Wholesale is a division of Waterfield Financial Corp. and is located in Fort Wayne, Indiana. Union Federal Wholesale was formed in 1996 to participate in a rapidly expanding wholesale market, specializing in Government insured, Conforming, and Alt-A mortgage products.

All of the mortgage loans originated by Waterfield are “conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority (“FHA”) or partially guaranteed by the Veterans Administration (“VA”) or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by second liens on one- to four-family residential properties. These loans typically differ from those underwritten in accordance with the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, combined loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and property types. The mortgage loans have either been originated or purchased by an originator and were generally underwritten in accordance with the standards described herein.

Such underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to his/her assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes.

With respect to purchase money second mortgage or rate/term refinance second mortgage loans secured by one-to-four family primary residences, combined loan-to-value ratios at origination of up to 100% for mortgage loans with original principal balances of up to $450,000, up to 100%for mortgage loans secured by single family, second homes with original principal balances of up to $350,000, and up to 100%for mortgage loans secured by single family investment properties with original principal balances of up to $250,000are generally allowed.

For cash out refinance second mortgages up to a principal balance of $450,000, the maximum combined loan-to-value ratio for mortgage loans secured by one-to-four family primary residences is generally 100%and the maximum combined loan-to-value ratio for mortgage loans secured by single family, second homes 100%, up to $350,000 and single family investment properties is 100%for mortgage loans with original principal balances of up to $250,000.

The maximum loan amount, combined loan-to-value and “cash out” amount permitted is based in part on the original amount of the related mortgage loan, the occupancy status, the loan purpose and the documentation type of the mortgage loan.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including combined loan-to-value ratios, and are determined on a combined loan-by-loan basis.

Each lender also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

The mortgage loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, no ratio documentation, and no income/no asset documentation.

Under full/alternative documentation, the prospective borrower’s employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets are verified.

Under the no ratio documentation program the borrower’s income is not stated and no ratios are calculated. Although the income is neither stated nor verified, lenders obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets are verified.

Under the no income/no asset documentation program, the borrower’s income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

Each mortgaged property has been appraised by a qualified independent appraiser who is approved by each lender. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

Impac

General

Some of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of Impac’s Progressive Series Program which is described below and some of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Progressive Express™ Program, each of which is described below.

Details of Specific Programs

The following provisions apply to all of the mortgage loans originated under Impac’s Progressive Series Program and Progressive Express™ Program.

Eligibility. The Impac generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

Variations. The Impac uses the following parameters as guidelines only. On a case-by-case basis, the Impac may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

•	has demonstrated an ability to save and devote a greater portion of income to basic housing needs;

•	may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;

•	has demonstrated an ability to maintain a debt free position;

•	may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and

•	has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

Appraisals. Impac does not publish an approved appraiser list for the conduit seller. Each conduit seller maintains its own list of appraisers, provided that each appraiser must:

•	be a state licensed or certified appraiser;

•
meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;

•	be actively engaged in appraisal work; and

•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

With respect to Impac’s Progressive Series Program or Progressive Express™ Program in general one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained either (a) when the loan-to-value ratio is 90.01% to 95% or (b) when the property has multiple units and the loan-to-value ratio is greater than 80%, or (c) the loan is a Progressive Express™ No Doc Program and the loan-to-value ratio is 80.01% to 90%. In addition, a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained when the loan is a Progressive Express™ No Doc Program and the loan-to-value ratio is equal to or greater than 90.01%. An enhanced field review is also required when the loan-to-value ratio is equal to or greater than 95.01% or when the loan amount is above $500,000 or the property is located in Georgia and the loan-to-value ratio is 70.01% and above. Generally, when the loan amount is greater than $750,000 but less than $1,500,000, a full appraisal with interior photos plus a Fannie Mae Form 2055 are required or when the loan amount is greater than $1,500,000, two full appraisals with interior photos are required. At the underwriter's discretion, any one of the above appraisal reviews may be required when program parameters do not require an appraisal review.

The Progressive Series Program

General. The underwriting guidelines utilized in the Progressive Series Program, as developed by Impac, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of seven mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and loan-to-value ratio restrictions. Series I is designed for credit history and income requirements typical of “A” credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV, V or VI, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II, III, III+, IV, V or VI allow for less restrictive standards because of certain compensating or offsetting factors such as a lower loan-to-value ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinanced mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I, II, III, III+, IV, V and VI Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the loan-to-value ratio of the mortgage loan.

Under the Progressive Series Program, Impac underwrites one- to four-family mortgage loans with loan-to-value ratios at origination of up to 100%, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than Impac at origination; however, the combined loan-to-value ratio (“CLTV”) generally may not exceed 100%. Generally, when the loan-to-value ratio is 97.00% to 100.00%, second liens are ineligible. Mortgage loans with a loan-to-value ratio of up to 95.00% on owner-occupied mortgage properties are allowed a CLTV of up to 100%. Generally, second home-owner-occupied and non-owner-occupied mortgage properties are allowed a maximum CLTV of up to 95%. Under Impac’s 80/20 program, which is available to Progressive Series I and II borrowers only, Impac may allow second lien financing at the same time as the origination of the first lien with CLTVs of up to 100%.

The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with Freddie Mac and Fannie Mae standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $2 million for owner-occupied, second home and non-owner occupied properties. Generally, on owner-occupied properties, with a minimum credit score of 620, the maximum loan-to-value is 70% on full and reduced documentation, and the CLTV generally is 90% on full documentation and 80% on reduced documentation. Generally, on second home and non-owner occupied, with a minimum credit score of 681, the maximum loan-to-value is 60% full and reduced documentation, and the CLTV is 80% on full documentation and reduced documentation; on a second home, with a minimum credit score of 620, the maximum loan-to-value is 70%, the CLTV is 90% with a loan amount of $1 million; generally on non-owner occupied properties, with a minimum credit score of 620, the maximum loan-to-value is 70%, and the CLTV is 80% with a loan amount of $1 million.

All of the mortgage loans originated under the Progressive Series I, II and III Programs are prior approved and/or underwritten either by employees of Impac or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV, V and VI Programs are prior approved and/or underwritten by employees of Impac and underwritten by designated conduit sellers. Generally, all of the Series I, Series II and Series III Program mortgage loans with loan-to-value ratios at origination in excess of 80% have mortgage insurance which may include insurance by Radian, Republic Mortgage Insurance Corporation, General Electric Mortgage Insurance, PMI or United Guaranty Insurance. The borrower may elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, a loan-to-value ratio between 90.01% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower's credit score is less than 660 or the borrower does not make such an election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to Impac providing coverage in the amount of (i) 22% coverage for a mortgage loan with a loan-to-value ratio between 80.01% and 85.00%, (ii) 25% coverage for a mortgage loan with a loan-to-value ratio between 85.01% and 90.00%, (iii) 30% coverage for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iv) 35% coverage for a mortgage loan with a loan-to-value ratio between 95.01% and 100%. None of the Series III+ Program mortgage loans with loan-to-value ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. All Series IV, V and VI Program mortgage loans have loan-to-value ratios at origination which are less than or equal to 85% and do not require a Primary Insurance Policy. Impac receives verbal verification from the conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

Full/Alternative Documentation and Reduced Documentation Progressive Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. Impac requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program or the “No Income, No Assets” Program or the No Ratio Program (any of the foregoing, a “Reduced Documentation Program”). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form 65A), (iii) In-File Tri-Merged Credit Report or Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the loan-to-value ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two years, including K-1's, federal business tax returns for two years, year-to-date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns).

Under the Full Income Documentation/Stated Assets Program available to borrowers in the Series I, II and III programs, the borrower provides full income and employment documentation information, which Impac is required to verify. The borrower states assets on the Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65); however, verification of assets is not required. With respect to the Full Income Documentation/Stated Assets Program, a mortgage loan is allowed to have a loan-to-value ratio at origination of up to 100%.

Under each Reduced Documentation Program, which is available to borrowers in every Progressive Series Program, Impac obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Reduced Documentation Program generally are limited.

Under the “Stated Income Stated Assets” program available to borrowers in the Series I & II program, the borrower provides income and asset information, which Impac is not required to verify, on the mortgage loan application. However, a debt-to-income ratio is calculated. Employment information is provided and is verbally verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Stated Income Stated Asset program generally are limited.

Under the “No Ratio” program available to borrowers in the Series I and II program, the borrower provides no income information, but provides employment and asset information, which Impac is required to verify, on the mortgage loan application. With respect to the “No Ratio” program, a mortgage loan with a loan-to-value ratio at origination in excess of 80% is generally not eligible.

Under the “No Income, No Assets” Program available to borrowers in the Series I Program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the “No Income, No Assets” Program, a mortgage loan with a loan-to-value ratio at origination in excess of 80% is generally not eligible.

Under the Lite Income/Stated Assets Program which is available to borrowers for the Series I, II, and III Programs, Impac obtains from prospective salaried borrowers a 30-day pay stub and from prospective self-employed borrowers bank statements for the most recent twelve-month period preceding the mortgage loan application and a year-to-date profit and loss statement. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is provided. The maximum loan-to-value ratio under this program is 97%.

Under the Lite Documentation Program, which is available to Series III+, Series IV, and Series V Program self-employed borrowers, the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan applicant and the debt-to-service-to income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Lite Documentation Program generally are limited.

Under all Progressive Series Programs, Impac or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a loan-to-value ratio at origination in excess of 95% where the related mortgaged property is used as a second or vacation home or is a non-owner occupied home are not eligible for the Series I, II or III Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $2,000,000 for purchase transactions, rate-term transactions and cash out refinance transactions. The maximum loan amount is $500,000 for mortgage loans underwritten in accordance with Series III+ Reduced Documentation Program, $400,000 for mortgage loans underwritten in accordance with Series IV and V Reduced Documentation Program, and $175,000 for mortgage loans underwritten in accordance with Series VI Reduced Documentation Program, however, exceptions are granted on a case-by-case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

Credit History. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has “A” credit, meaning a minimum of four trade accounts, including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24 months credit history, or at 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30-day delinquent payment on installment credit account within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge-offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge-offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge-offs that are not excessive or impact the borrower’s ability to repay the loan.

With respect to the Series II Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payment within the past 12 months on any installment credit account. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge-offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge-offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge-offs that are not excessive or impact the borrower’s ability to repay the loan.

With respect to the Series III Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24-months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to the Series III+ Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $500 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed during the past 24 months. Tax liens are not allowed within the last 12 months.

With respect to the Series IV Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $1,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 18 months. Tax liens are not allowed within the last 12 months.

With respect to the Series V Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than five 30-day delinquent mortgage payments or two 60-day delinquent mortgage payments or one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $4,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 12 months. Tax liens are not allowed within the last 12 months.

With respect to the Series VI program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs generally are paid prior to or at closing. Bankruptcies must be at least 6 months old. Foreclosures are not allowed in the past 6 months. Tax liens are not allowed within the last 6 months.

The Progressive Express™ Programs

Progressive Express™ Programs with Documentation

General. In July 1996, Impac developed an additional series to the Progressive Program, the “Progressive Express™ Program.” The concept of the Progressive Express™ Program is to underwrite the loan focusing on the borrower's Credit Score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express™ Program offers six levels of mortgage loan programs. The Progressive Express™ Program has a minimum Credit Score that must be met by the borrower's primary wage earner and does not allow for exceptions to the Credit Score requirement. The Credit Score requirement is as follows: Progressive Express™ I above 680, Progressive Express™ II 680-620, Progressive Express™ III 619-601, Progressive Express™ IV 600-581, Progressive Express™ V 580-551, and Progressive Express™ VI 550-500. Each Progressive Express™ program has different Credit Score requirements, credit criteria, reserve requirements, and loan-to-value ratio restrictions. Progressive Express™ I is designed for credit history and income requirements typical of “A+” credit borrowers. In the event a borrower does not fit the Progressive Express™ I criteria, the borrower's mortgage loan is placed into either Progressive Express™ II, III, IV, V, or VI, depending on which series' mortgage loan parameters meets the borrowers unique credit profile.

All of the mortgage loans originated under the Progressive Express™ program are prior approved and/or underwritten either by employees of Impac or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ Program, Impac underwrites single family dwellings with loan-to-value ratios at origination of up to 100%. In general, the maximum amount for mortgage loans originated under the Progressive Express Program is $750,000; however, Impac may approve mortgage loans on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681. The borrower must disclose employment and assets which both are verified by Impac, the loan-to-value must not be greater than 70%, the CLTV must not be greater than 80% and the property must be single-family residence, excluding condominiums. For loans that exceed a 97% loan-to-value ratio to a maximum of a 100% loan-to-value ratio, (i) such loans must be for purchase transactions only, (ii) the borrower must have a minimum credit score of 700, (iii) the mortgaged property must be an owner-occupied, primary residence, (iv) the borrower must state income and assets on the Residential Loan Application and meet a debt ratio not to exceed 50% and (v) such loan must be underwritten utilizing the Impac Direct Access System for Lending (IDASL) automated underwriting system. Condominiums are not allowed on the 100% loan-to-value ratio feature. In order for the property to be eligible for the Progressive Express™ Program, it may include a single-family residence (1-unit), 2-4 units, condominium and/or planned unit development (PUD). Progressive Express™ I & II allow owner-occupied and second home single-family residence property subject to a maximum loan-to-value ratio of 95% and a maximum 100% CLTV on owner-occupied mortgaged properties and 95% on mortgaged properties that are second homes. Express III allows owner-occupied single-family residence property subject to a maximum 90% loan-to-value ratio and a CLTV of 95%. Progressive Express™ I & II allow owner-occupied and non-owner occupied properties to a maximum 90% loan-to-value ratio on 1-2 units and 80% loan-to-value ratio on 3-4 units with a maximum 100% CLTV on owner-occupied and Express II non-owner occupied to 95% CLTV. Express III allow non-owner occupied subject to a maximum 80% loan-to-value ratio on 1-4 units with a maximum 95% CLTV. Express IV, V and VI allow owner-occupied and second homes only and non-owner occupied property is not allowed. Express IV owner-occupied is subject to a maximum 90% loan-to-value ratio, Express V is subject to a maximum of 80% loan-to-value ratio and Express VI is subject to a maximum of 75% loan-to-value ratio and CLTV is not allowed on Express IV, V or VI. Express IV, V or VI loans secured by a second home are subject to a maximum of 70% loan-to-value ratio on Express IV, V and VI and CLTV is not allowed. Progressive Express™ Programs I through IV loans with loan-to-value ratios at origination in excess of 80% are generally insured by MGIC, Radian or RMIC. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, a loan-to-value ratio between 90.00% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower's credit score is less than 660 or the borrower does not make such an election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to Impac providing coverage in the amount of (i) a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, (ii) a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, (iii) 30% for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iv) 35% for mortgage loan with a loan-to-value ratio between 95.01% and 100%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. If the borrower elects to verify assets, Impac obtains from the borrower either verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. The conduit seller obtains a verbal verification of employment on each borrower.

The Originator uses the foregoing parameters as guidelines only. The Originator may include certain provisions in the note that Impac may not enforce. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Express™ Product Line.

Credit History. The Progressive Express™ Program defines an acceptable credit history in each of the programs I through VI. Progressive Express™ I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no 30-day delinquent mortgage payments in the past 12 months, and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ II, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ III, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades and no more than one 30-day late mortgage payment for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ IV, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no more than two 30-day late mortgage payments for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ V, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than two 30-day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

With respect to Progressive Express™ VI, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed $1,000 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

Progressive Express™ No Doc Program

In May, 1999, Impac introduced a Progressive Express™ No Doc Program (the “No Doc program”). The concept of the No Doc program is to underwrite the loan focusing on the borrower's credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for Progressive Express™ No Doc I and 620 for Progressive Express™ No Doc II. Each program has a different credit score requirement and credit criteria.

All of the mortgage loans originated under the Progressive Express™ No Doc program are prior approved and/or underwritten either by employees of Impac or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ No Doc program, Impac employees or contracted mortgage insurance companies or delegated conduit sellers underwrite single family dwellings with loan-to-value ratios at origination up to 95% and $500,000. In order for the property to be eligible for the Progressive Express™ No Doc program, it must be a single family residence (single unit only), condominium and/or planned unit development (PUD) or 2-units to a maximum loan-to-value ratio of 80%. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, the loan-to-value ratios at origination in excess of 80%, generally are insured by MGIC, Radian or RMIC. For loan-to-value ratios of 80.01% to 85.00%, mortgage insurance coverage is 22%, for loan-to-value ratios 85.01% to 90.00%, mortgage insurance coverage is 25% and for loan-to-value ratios of 90% to 95%, mortgage insurance coverage is 30%. Generally, when the borrower's credit score is less than 660 or if the borrower does not make such election, the related mortgage loan will be covered by a modified primary insurance policy issued by Radian to Impac providing coverage in the amount of 22% for a mortgage loan with a loan-to-value ratio between 80.01% and 85.00%, 25% for a mortgage loan with a loan-to-value ratio between 85.01% and 90.00% and 30% for a mortgage loan with a loan-to-value ratio of 90.01% to 95.00%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, borrowers provide a daytime telephone number as well as an evening telephone number. If the prospective borrower elects to state and verify assets on the Residential Loan Application, Originator obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application.

Credit History. The Progressive Express™ No Doc program defines an acceptable credit history as follows: Progressive Express™ No Doc I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no 30-day delinquent mortgage payments in the past 12 months and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs are allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ No Doc II a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30-day delinquent payments on any revolving credit accounts and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type either to you directly or at http://www.bearstearns.com/transactions/bsabs_i/2006-ac1/index.html.

Information provided through the internet address above will not be deemed to be a part of this term sheet supplement, the prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 2006-AC1 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-AC1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see “The Agreements — Amendment of Agreement” in the prospectus.

The assets of Bear Stearns Asset Backed Securities I Trust 2006-AC1 will consist of the mortgage loans and certain related assets.

Bear Stearns Asset Backed Securities I Trust 2006-AC1’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since December 31, 2005, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this term sheet supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this term sheet supplement and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		October 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	62,521	$16,371,656,951.49
Alt-A Fixed	15,907	$3,638,653,583.24	11,011	$2,478,381,379.40	15,444	$3,370,889,688.07
HELOC	-	$-	-	$-	9,309	$509,391,438.93
Neg-Am ARM	-	$-	-	$-	20,804	$7,515,084,661.26
Prime ARM	16,279	$7,179,048,567.39	30,311	$11,852,710,960.78	23,962	$11,960,110,456.13
Prime Fixed	2,388	$1,087,197,396.83	1,035	$509,991,605.86	1,346	$426,879,747.26
Prime Short Duration ARM	7,089	$2,054,140,083.91	23,326	$7,033,626,375.35	12,707	$4,687,378,638.50
Reperforming	2,800	$247,101,330.36	2,802	$311,862,677.46	1,610	$143,455,015.55
Seconds	-	$-	14,842	$659,832,093.32	92,043	$4,491,782,148.34
SubPrime	29,303	$2,898,565,285.44	102,759	$14,578,747,677.08	84,042	$13,400,254,946.87
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.74	323,788	$62,876,883,692.40

With respect to some of the securitizations organized by the sponsor, a “step-down trigger” has occurred with respect to the loss and delinquency experience of the mortgage loans included in the those securitizations, resulting in a sequential payment of principal from the security certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the trust sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, National Association, referred to in this term sheet supplement as Wells Fargo Bank or the master servicer, will act as the master servicer of the mortgage loans and as securities administrator and custodian pursuant to the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the sponsor, the master servicer, the securities administrator and the trustee.

Primary servicing of the mortgage loans will be provided by the EMC Mortgage Corporation (“EMC”), Waterfield Mortgage Company (“Waterfield”) and Wells Fargo Bank, National Association (“Wells Fargo Bank”) and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related mortgage loan originator, the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself; provided, however, that with respect to a default by Wells Fargo Bank, as servicer, the master servicer will be required to notify the trustee, who may enforce any remedies against Wells Fargo Bank, as servicer and shall either find a successor servicer or become the successor servicer.

The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

The Master Servicer

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the trustee against such defaulting servicer; provided, however, that with respect to a default by Wells Fargo Bank, as servicer, the master servicer will be required to notify the trustee, who may enforce any remedies against Wells Fargo Bank, as servicer and shall either find a successor servicer or become the successor servicer. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

The Servicers

EMC, Waterfield and Wells Fargo Bank and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date.

EMC

EMC, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment grade” to varying degrees of “non-investment grade” up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC’s servicing portfolio consists primarily of two categories:

•	investment-quality loans serviced for EMC’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

•
non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC’s operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of October 31, 2005, EMC was servicing approximately $55.6 billion of mortgage loans and REO property.

	As of December 31, 2003				As of December 31, 2004				As of October 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$653,967,869	1.40%	4.75%	19,498	$4,427,820,708	7.96%	15.94%	50,528	$11,821,548,094	11.65%	21.25%
Alta-A Fixed	19,396	$3,651,416,057	11.14%	26.51%	25,539	$4,578,725,473	10.43%	16.48%	34,038	$6,268,800,717	7.85%	11.27%
Prime Arm	7,978	$868,798,347	4.58%	6.31%	8,311	$1,045,610,015	3.39%	3.76%	8,910	$1,267,784,249	2.05%	2.28%
Prime Fixed	16,377	$1,601,411,491	9.40%	11.63%	14,560	$1,573,271,574	5.95%	5.66%	16,929	$2,343,126,437	3.90%	4.21%
Seconds	25,290	$690,059,169	14.52%	5.01%	39,486	$1,381,961,155	16.13%	4.98%	136,562	$6,239,175,080	31.48%	11.21%
Subprime	76,166	$5,058,932,126	43.73%	36.73%	114,436	$13,706,363,250	46.74%	49.34%	138,609	$19,037,928,201	31.95%	34.22%
Other	26,523	$1,249,014,373	15.23%	9.07%	23,010	$1,063,682,459	9.40%	3.83%	48,256	$8,655,251,712	11.12%	15.56%
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$27,777,434,635	100.00%	100.00%	433,832	$55,633,614,489	100.00%	100.00%

Waterfield

The information set forth in the following paragraphs has been provided by Union Federal Bank of Indianapolis, or Waterfield.

Waterfield Mortgage Company, Inc. was founded in 1928 and is the holding company of the Waterfield Group, which is based in Fort Wayne, Indiana. Waterfield Financial Corp. is a wholly owned subsidiary of Union Federal Bank of Indianapolis, which is a wholly owned subsidiary of Waterfield Mortgage Company, Inc.

Waterfield Financial Corp. is a one-to-four family residential mortgage loan origination company with retail and wholesale operations throughout the United States. Waterfield Financial Corp.’s retail operation comprises more than 30 branch offices and 225 loan officers located throughout Arizona, California, Colorado, Indiana, Maine, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Texas and Virginia.

Union Federal Wholesale is a division of Waterfield Financial Corp. and is located in Fort Wayne, Indiana. Union Federal Wholesale was formed in 1996 to participate in a rapidly expanding wholesale market, specializing in Government insured, Conforming, and Alt-A mortgage products.

All of Union Federal Wholesale’s and Waterfield Financial Corp.’s loan production is funded in the name of Union Federal Bank. Combined retail and wholesale originations in 2003 totaled $11.2 billion, with the Union Federal Wholesale division accounting for 44% of that total, or $4.9 billion.

Waterfield Mortgage Company, Inc. is a licensed seller/servicer approved by Fannie Mae, Freddie Mac, and Ginnie Mae. Waterfield Mortgage Company, Inc.'s servicing portfolio at the end of 2003 totaled $19.3 billion, ranking it among the top 50 mortgage companies nationwide.

Wells Fargo Bank

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including it predecessors have many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $745.5 billion as of the end of 2004. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	As of		As of		As of
	December 31, 2002		December 31, 2003		December 31, 2004
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Prime 30-Year Fixed-Rate Relocation Loans	8,502	$3,339,280,503	5,203	$2,200,149,082	4,592	$1,993,196,360
Prime 30-Year Fixed-Rate Non-Relocation Loans	111,952	38,365,933,781	144,462	47,991,001,967	131,966	44,654,440,320
Prime 15-Year Fixed-Rate Loans	14,791	6,119,110,659	34,220	11,433,656,570	34,234	11,365,431,398
Prime Adjustable-Rate Loans	82,971	38,771,551,553	148,671	60,851,059,095	211,796	88,484,583,575

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collector's queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collector's queue.

When a Mortgage Loan appears in a collector's queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain force-placed insurance at the borrower's expense.

Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, such servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

The servicers will establish and maintain, in addition to the protected accounts described below under “—Protected Accounts,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related servicing agreement or the pooling and servicing agreement, as applicable. Each servicing account and the investment of deposits therein will comply with the requirements of the related servicing agreement or the pooling and servicing agreement, as applicable and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer or master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer or the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related servicing agreement or the pooling and servicing agreement, as applicable.

The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreement or the pooling and servicing agreement, as applicable.

Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related servicing agreement or the pooling and servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance proceeds or Liquidation proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action either as each such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the pooling and servicing agreement, the related servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to any amounts earned on permitted investments in the Distribution Account. Additionally the master servicer will be entitled to a master servicing fee rate of 0.001% per annum. The master servicer will also be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each servicer will be entitled to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such entity as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be the rate set forth in the accompanying term sheet. Interest shortfalls on the mortgage loans in a loan group resulting from prepayments in full in any calendar month will be offset by the related servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described herein. The master servicer will be obligated to make such compensating interest payments in the event that the related servicer is required to make such payments and fails to do so, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date.

In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Protected Accounts

The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement or the pooling and servicing agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any mortgage loans repurchased, and advances made from the servicer’s own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and the related servicing agreement and will meet the requirements of the rating agencies.

On the date specified in the pooling and servicing agreement or the applicable servicing agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer for deposit in the Distribution Account.

Distribution Account

The Securities Administrator will establish and maintain in the name of the trustee, for the benefit of the certificateholders and the Insurer, an account (the “Distribution Account”). The securities administrator will deposit in the Distribution Account, as received, the following amounts:

(i) Any amounts withdrawn from a protected account or other permitted account;

(ii) Any advance and compensating interest payments;

(iii) Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a protected account or other permitted account;

(iv) The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(v) Any amounts required to be deposited with respect to losses on permitted investments; and

(vi) Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

All amounts deposited to the Distribution Account will be held in the name of the trustee and for the benefit of the certificateholders in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account may be held as cash or invested in the name of the trustee, in such permitted investments selected by the master servicer as set forth in the pooling and servicing agreement. The master servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders will be considered a permitted investment:

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

On each distribution date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distribution on the Certificates” in this term sheet supplement. Each of the trustee, the securities administrator and the custodian will be entitled to compensation for its services under the pooling and servicing agreement and the custodial agreement which will be paid by the master servicer. The trustee, the securities administrator and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the pooling and servicing agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable each servicer for such month will, to the extent of such shortfall, be remitted by the related servicer to the securities administrator for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” In the event the related servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the pooling and servicing agreement. Any such deposit or remittance by the master servicer or the related servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed. The Policy will not cover any shortfalls on the Insured Certificates due to Prepayment Interest Shortfalls or the failure of any servicer to pay Compensating Interest. The Policy will not cover any shortfalls on the Insured Certificates due to Prepayment Interest Shortfalls or the failure of any servicer to pay Compensating Interest.

Advances

If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than for certain reasons as set forth in the applicable servicing agreement or the pooling and servicing agreement, for example as a result of application of the Relief Act or similar state or local laws, the related servicer will remit to the master servicer for deposit in the Distribution Account within the number of days prior to the related distribution date set forth in the related servicing agreement or the pooling and servicing agreement, as applicable, an amount equal to such delinquency, net of the related servicing fee except to the extent the related servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the related servicer until the liquidation of the related mortgaged property. Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the pooling and servicing agreement or the related servicing agreement, as applicable, would constitute an event of default under such agreements. Such event of default by the related servicer will then obligate the successor servicer to advance such amounts to the Distribution Account to the extent provided in the pooling and servicing agreement. Any failure of the successor servicer to make such advances would constitute an event of default as discussed under “Description of the Certificates—Events of Default” in this term sheet supplement.

Evidence as to Compliance

The pooling and servicing agreement will provide that on or before March 1 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function (each, a “responsible party”) will provide to the depositor and the securities administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The pooling and servicing agreement will also provide for delivery to the securities administrator on or before March 1 of each year of a separate annual statement of compliance from each responsible party to the effect that, to the best knowledge of the signing officer, each servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

The pooling and servicing agreement will also provide for delivery to the trustee and the Insurer on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer and the Securities Administrator”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent received by the securities administrator and required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination, evidenced by an opinion of counsel to such effect, that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective unless:

•
the trustee or a successor master servicer has assumed the obligations and duties of the master servicer and the securities administrator (including the master servicer’s obligation to pay the compensation of the trustee and the custodian) to the extent required in the pooling and servicing agreement;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of offered certificates.

Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee and the Insurer (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the pooling and servicing agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the pooling and servicing agreement with respect to the qualifications of such purchaser or transferee.

The pooling and servicing agreement will further provide that neither the master servicer, the depositor, the sponsor nor any director, officer, employee, or agent of the master servicer, the depositor or the sponsor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, neither the master servicer, the depositor, the sponsor nor any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

In addition, the pooling and servicing agreement will provide that neither the master servicer, the depositor nor the sponsor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer or the sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the sponsor is a party, or any person succeeding to the business of the master servicer or the sponsor, will be the successor of the master servicer or the sponsor, as applicable under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

EMC will have certain rights with respect to the pooling and servicing agreement in respect of the master servicer, including the selection of a new master servicer acceptable to the Insurer in the event of a default by Wells Fargo Bank. EMC may also terminate the master servicer without cause, upon payment of a termination fee from EMC’s own funds, provided that a successor master servicer acceptable to the Insurer has been appointed pursuant to the pooling and servicing agreement.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the senior and subordinate classes of certificates listed in the accompanying term sheet, which we refer to collectively in this term sheet supplement as the offered certificates. The residual certificates will each represent the sole class of residual interests in the related real estate mortgage investment conduit established by the trust, or REMIC.

The class of certificates identified in the accompanying term sheet will be entitled to all prepayment charges received in respect of the related mortgage loans.

The certificates related to a loan group will not be cross-collateralized with any other loan group.

The trust will issue the offered certificates, other than the residual certificates, in book-entry form as described below, in minimum dollar denominations (other than the certificates set forth in the term sheet) of $100,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class. The certificates set forth in the term sheet will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. Each residual certificate that is offered will be issued as a single certificate of $50 in certificated fully registered form.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are unable to locate a qualified successor,

•	at our option, we elect to terminate the book-entry system through DTC, or

•
after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate Certificate Principal Balance of the applicable securities advise the securities administrator and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing such certificate owner’s fractional undivided interest in the related class of certificates. Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this term sheet supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the trust, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Accretion Directed Certificates” shall mean the classes of certificates designated as such in the accompanying term sheet.

“Accretion Termination Date” shall mean the distribution date on which the Certificate Principal Balances of the related Accretion Directed Certificates are reduced to zero.

“Accrual Certificates” shall mean the classes of certificates designated as such in the accompanying term sheet.

“Accrual Distribution Amount” shall mean, with respect to each distribution date preceding the related Accretion Termination Date, an amount equal to the aggregate amount of Accrued Certificate Interest on the Accrual Certificates for such distribution date, which amount will be added to the Certificate Principal Balance of such Accrual Certificates to the extent such amounts are required to be distributed to the holders of the related Accretion Directed Certificates, in the manner and priority set forth in the accompanying term sheet, as principal in reduction of the Certificate Principal Balance of the Accretion Directed Certificates. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will accrue interest at its pass-through rate. On each distribution date on or after the related Accretion Termination Date, the entire Accrued Certificate Interest on the Accrual Certificates for that distribution date will be payable to the holders of such Accrual Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the related Accretion Directed Certificates to zero on the related Accretion Termination Date.

“Accrued Certificate Interest” for any certificate (other than any principal only certificates and any other class of certificates specified in the term sheet) for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of any such senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans and (ii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the mortgage loans. Such Net Interest Shortfalls will be allocated among the applicable certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the senior certificates (other than classes of certificates set forth in the term sheet) and subordinate certificates will be based on a 360-day year that consists of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount of such certificate has been reduced to zero.

“Allocable Share” with respect to a Shifting Interest Transaction and any class of related subordinate certificates on any distribution date will generally equal such class’s pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount for each loan group or subgroup, as applicable; provided, that, except as described in the second succeeding sentence, no class of related subordinate certificates (other than the class of related subordinate certificates outstanding with the highest payment priority) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. The “Class Prepayment Distribution Trigger” for a class of related subordinate certificates for any distribution date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class subordinated thereto, if any, and the denominator of which is the aggregate Stated Principal Balance of all of the related mortgage loans as of the related due date, equals or exceeds such percentage calculated as of the closing date. If on any distribution date the Certificate Principal Balance of any class of related subordinate certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definitions of Subordinate Optimal Principal Amount, to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of related subordinate certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their payment priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of related subordinate certificates on any distribution date, this may have the effect of accelerating the amortization of more senior classes of subordinate certificates.

“Applied Realized Loss Amount” with respect to any class of subordinate certificates in an OC Transaction and as to any distribution date, means the Realized Losses with respect to the mortgage loans in such loan group which have been applied in reduction of the Certificate Principal Balance of such class.

“Available Funds” with respect to an OC Transaction, shall mean the sum of Interest Funds and Principal Funds relating to the related mortgage loans. With respect to a Shifting Interest Transaction, shall mean the sum of Interest Funds and Principal Funds relating to the related mortgage loans, plus an amount specified in the accompanying term sheet which will be used to make principal distributions to the related Class R Certificates.

“Basic Principal Distribution Amount” with respect to any distribution date and the certificates in an OC Transaction is the lesser of (a) the excess of (i) the related Available Funds for such distribution date over (ii) the aggregate Monthly Interest Distributable Amount for the related senior certificates and subordinate certificates for such distribution date and (b) the excess of (i) the Principal Remittance Amount for the related senior certificates and subordinate certificates for such distribution date over (ii) the related Overcollateralization Release Amount, if any, for such distribution date.

“Capped Floater Certificates” means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate, any certificates to which such Interest Rate Cap applies whose pass-through rates vary directly with LIBOR.

“Capped Inverse Floater Certificates” means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate, any certificates to which such Interest Rate Cap applies whose pass-through rates vary inversely with LIBOR.

“Certificate Principal Balance” with respect to any class of senior certificates and subordinate certificates and any distribution date, is the original certificate principal balance of such class as set forth in the term sheet, plus, in the case of the Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of such Accrual Certificates on each distribution date on or prior to the related Accretion Termination Date, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Realized Losses allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of subordinate certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related mortgage loans received by the master servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate.

“Class PO Certificate” means any class of principal only certificates entitled to principal payments only from the Discount Mortgage Loans in the related loan group or subgroup.

“Class PO Certificate Deferred Payment Writedown Amount” means, with respect to any distribution date and the Class PO Certificates, the amount distributed to the Class PO Certificates on such distribution date pursuant to priority sixth of clause (A) under “Distributions on the Certificates in a Shifting Interest Transaction.” The Class PO Certificate Deferred Payment Writedown Amount will be allocated to the classes of related subordinate certificates in reverse order of their payment priority, until the Certificate Principal Balance of each such class has been reduced to zero.

“Class PO Certificate Principal Distribution Amount” with respect to each distribution date and each class of Class PO Certificates, means an amount equal to the sum of the following (but in no event greater than the Certificate Principal Balance of such Class PO Certificates immediately prior to such distribution date):

(i) the PO Percentage of the principal portion of all monthly payments due on the Discount Mortgage Loan in the related loan group or subgroup, as applicable, on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii) the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period (as defined below);

(iii) the related PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any Discount Mortgage Loan in the related loan group or subgroup, as applicable;

(iv) the lesser of (a) the related PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each defaulted Discount Mortgage Loan in the related loan group or subgroup, as applicable, during the related Due Period and (B) the Stated Principal Balance of each such Discount Mortgage Loan in the related loan group or subgroup, as applicable, purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the related PO Percentage of the sum of (A) the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such Discount Mortgage Loan that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(v) the related PO Percentage of the sum of (a) the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, which was repurchased by the sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or subgroup, as applicable, that has been replaced by the sponsor with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of each such substitute Discount Mortgage Loan.

“Class R Certificates” means any of the residual certificates.

“Compensating Interest” shall mean, any payments made by the master servicer and the servicers to cover Prepayment Interest Shortfalls.

“Cross-Over Date” with respect to each group of certificates in a Shifting Interest Transaction means the distribution date on which the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero.

“Discount Mortgage Loan” means, with respect to related loan group or subgroup, as applicable, any mortgage loan with a Net Mortgage Rate less than the related Discount Mortgage Rate.

“Discount Mortgage Rate” means, the Net Mortgage Rate specified in the accompanying term sheet with respect to a loan group or subgroup, as applicable.

“Due Period” with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Spread” with respect to any distribution date and each loan group in an OC Transaction is the excess, if any, of (i) the Interest Funds for the related loan group for such distribution date, over (ii) the sum of (a) the premium payable to the Insurer for such distribution date and (b) the related Monthly Interest Distributable Amounts payable to the related senior and subordinate certificates on such distribution date and (c) any Reimbursement Amounts payable under clause (3) of “-Distributions on the Certificates-Distributions on the Certificates in an OC Transaction-Interest Distributions.”

“Extra Principal Distribution Amount” with respect to any distribution date and an OC Transaction (a) on or prior to the earlier of (1) the 20% Clean-Up Call Date and (2) the Early Turbo Payment Date as defined in the accompanying term sheet, the lesser of (x) the Excess Spread for the related loan group for such distribution date and (y) the Overcollateralization Increase Amount for the related loan group for such distribution date; and (b) thereafter, the Excess Spread for the related loan group for such distribution date; provided that, the Excess Spread described in clause (b) will be used first to pay any related Overcollateralization Increase Amount, any related Net Interest Shortfalls and any related Net WAC Rate Carryover Amounts on such distribution date, and the remainder will be applied as part of the related Extra Principal Distribution Amount.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the related servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Early Turbo Payment Date” has the meaning set forth in the related term sheet.

“Insured Certificates” means any certificates defined as such in the related term sheet.

“Insurer” means the insurer defined as such in the related term sheet.

“Interest Accrual Period” with respect to any distribution date and the certificates, the period set forth in the accompanying term sheet.

“Interest Funds” with respect to a distribution date and each subgroup or loan group, as applicable, generally are equal to the sum, without duplication, of

(a) all scheduled interest collected on the mortgage loans in the related subgroup or loan group, as applicable, less the related servicing fee, the master servicing fee and the lender paid mortgage insurance fee, if any,

(b) all advances relating to interest on the mortgage loans in the subgroup or loan group, as applicable,

(c) all Compensating Interest with respect to such subgroup or loan group, as applicable,

(d) Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related subgroup or loan group, as applicable,

(e) the interest portion of proceeds of the repurchase of any mortgage loans in the related subgroup or loan group, as applicable, and

(f) the interest portion of the purchase price of the assets of the mortgage loans in the related subgroup or loan group, as applicable, (and other assets acquired in respect of the mortgage loans) upon exercise by the related Optional Termination Holder of its optional termination right, less

(g) amounts reimbursable to the servicers, the master servicer, the securities administrator, the trustee and the custodian as provided in the pooling and servicing agreement.

“Interest Only Certificates” means any class of certificates that are entitled only to interest distributions as indicated in the accompanying term sheet.

“Interest Rate Cap” with respect to each class of certificates will have the meaning specified in the accompanying term sheet.

“Insurance Agreement” means the Insurance and Indemnity Agreement, dated as of January 31, 2005 among the Insurer, the depositor, the seller and the trustee.

“Interest Shortfall” with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the mortgage loans in the related subgroup or loan group, as applicable, resulting from (a) prepayments in full with respect to such subgroup or loan group received during the related Prepayment Period, (b) partial prepayments with respect to such subgroup or loan group received during the related Prepayment Period to the extent applied prior to the due date in the month of the distribution date and (c) interest payments on certain of the mortgage loans in such subgroup or loan group being limited pursuant to the provisions of the Relief Act or similar state or local laws.

“Lender-Paid PMI Rate” with respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable servicer out of interest collections on the related mortgage loan.

“Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged property acquired by the related servicer by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan, other than the amount of such net proceeds representing any profit realized by the related servicer in connection with the disposition of such mortgaged property.

“Monthly Interest Distributable Amount” for any senior certificates and subordinate certificates in an OC Transaction for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of a related senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and (ii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the related mortgage loans. Such Net Interest Shortfalls will be allocated among the related certificates in proportion to the amount of the Monthly Interest Distributable Amount for such group of certificates that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the related mortgage loans will be allocated in order specified in the accompanying term sheet. The Monthly Interest Distributable Amount with respect to the senior certificates and subordinate certificates is calculated as specified in the accompanying term sheet. No Monthly Interest Distributable Amount will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance of such certificate has been reduced to zero.

“Net Interest Shortfalls” means Interest Shortfalls net of payments by the related servicer or the master servicer in respect of Compensating Interest.

“Net Liquidation Proceeds” with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances by the related servicer or the master servicer, advances and expenses incurred by the related servicer or the master servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

“Net Monthly Excess Cashflow”with respect to any loan group in an OC Transaction and any distribution date, means the sum of (a) the Remaining Excess Spread for the related loan group and (b) the Overcollateralization Release Amount for the related loan group for such distribution date.

“Net Mortgage Rate” with respect to any mortgage loan is a rate equal to the applicable interest rate borne by such mortgage loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the Lender-Paid PMI Rate, if any.

“Net WAC Pass-Through Amount” means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate and any distribution date, the excess of (A) the amount of interest which the related Capped Floater Certificates would have been entitled to receive if no Interest Rate Cap applied, over (B) the amount of interest the related Capped Floater Certificates would have been entitled to receive if reductions under the related Interest Rate Cap were allocated as provided in the definition thereof; provided, however, if One-Month LIBOR plus the applicable margin for the related Capped Floater Certificates for such distribution date is equal to or greater than the rate of interest for such Capped Floater Certificates determined as if the related Interest Rate Cap allocable to the related Capped Floater Certificates and related Capped Inverse Floater Certificates were allocated to the related Capped Floater Certificates, the amount determined under clause (A) would be determined as if the related Interest Rate Cap allocable to the related Capped Floater Certificates and related Capped Inverse Floater Certificates were allocated to the related Capped Floater Certificates.

“Net WAC Rate Carryover Amount” with respect to each class of senior certificates and subordinate certificates in an OC Transaction and any distribution date, unless otherwise indicated in the accompanying term sheet, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such distribution date if the pass-through rate applicable to such class would not have been reduced by the related Interest Rate Cap on such distribution date over (y) the amount of interest paid on such distribution date if the Pass-Through Rate is limited by the related Interest Rate Cap plus (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed together with interest thereon at a rate equal to the pass-through rate for such class for the most recently ended Interest Accrual Period.

“Non-Discount Mortgage Loan” in a Shifting Interest Transaction means any mortgage loan in the related loan group or subgroup, as applicable, with a Net Mortgage Rate greater than or equal to the Discount Mortgage Rate.

“Non-PO Percentage” in a Shifting Interest Transaction means with respect to any Discount Mortgage Loan in the related loan group or subgroup, as applicable, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to that Discount Mortgage Rate. With respect to any Non-Discount Mortgage Loan, 100%.

“Notional Amount” means with respect to each class of Interest Only Certificates, the amount specified in the accompanying term sheet for such class.

“Overcollateralized Amount” with respect to any distribution date and the mortgage loans in an OC Structure Loan Group, is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the last day of the related Due Period, over (b) the aggregate Certificate Principal Balance of the related senior certificates and subordinate certificates on such distribution date (after taking into account the payment of principal other than any related Extra Principal Distribution Amount on such certificates).

“Overcollateralization Increase Amount” for any distribution date and the mortgage loans in an OC Structure Loan Group, means the lesser of (a) the excess, if any, of (i) the related Overcollateralization Target Amount over (ii) the related Overcollateralized Amount on such distribution date (after taking into account payments to the related senior certificates and related subordinate certificates of the related Basic Principal Distribution Amount on such distribution date) and (b) related Excess Spread for such distribution date.

“Overcollateralization Release Amount,” with respect to any distribution date and any OC Structure Loan Group, the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such distribution date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the related Overcollateralization Target Amount for such distribution date.

“Overcollateralization Target Amount” with respect to any distribution date and any OC Structure Loan Group, the percentage specified in the accompanying term sheet.

“PO Percentage” in a Shifting Interest Transaction means with respect to any related Discount Mortgage Loan, a fraction expressed as a percentage, equal to the related Discount Mortgage Rate minus the Net Mortgage Rate thereof.

“Policy” is the insurance policy relating to the Insured Certificates as described under “The Policy” in this term sheet.

“Prepayment Period” with respect to a distribution date is the period set forth in the related servicing agreement or the related pooling and servicing agreement.

“Principal Distribution Amount” with respect to any OC Transaction and any distribution date, an amount is equal to

•	the Basic Principal Distribution Amount for the related certificates for such distribution date, plus; and

•	any Extra Principal Distribution Amount for the related certificates for such distribution date.

With respect to any Shifting Interest Transaction and any distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificates (other than the residual certificates) immediately prior to such distribution date):

(1) the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related loan group or subgroup on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3) the applicable Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal with respect to each mortgage loan in the related loan group or subgroup received during the applicable Prepayment Period;

(4) the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related loan group or subgroup which became a liquidated mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each liquidated mortgage loan in the related loan group or subgroup during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related loan group or subgroup purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such mortgage loan in the related loan group or subgroup that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was repurchased by EMC or its designee in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in such loan group or subgroup that has been replaced by EMC or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date over the Stated Principal Balance of each such substitute mortgage loan.

“Principal Funds” for each loan group or subgroup generally are equal to the sum, without duplication, of

(i) the scheduled principal collected on the mortgage loans in the related loan group or subgroup during the related Due Period or advanced on or before the related servicer advance date,

(ii) prepayments, exclusive of any prepayment charges, collected on the mortgage loans in the related loan group or subgroup in the related Prepayment Period,

(iii) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup that was repurchased by the sponsor or the related servicer,

(iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related loan group or subgroup, as applicable, is less than the aggregate unpaid principal balance of any deleted mortgage loan in the related loan group or subgroup delivered by the related servicer in connection with a substitution of such mortgage loan in such loan group or subgroup,

(v) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans in the related loan group or subgroup to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, in each case with respect to the mortgage loan in the related loan group or subgroup, and

(vi) the principal portion of the purchase price of the mortgage loans in the related loan group or subgroup (and all other assets required in respect of the mortgage loans in the related loan group or subgroup) upon the exercise by the Optional Termination Holder of its optional termination right, less

(vii) such loan group’s or subgroup’s pro rata share (based on the aggregate Stated Principal Balance of the mortgage loans in that loan group or subgroup) of amounts reimbursable to the related servicer, the master servicer, the securities administrator, the trustee and the custodian, as provided in the pooling and servicing agreement, to the extent not reimbursed from Interest Funds for such loan group or subgroup.

“Principal Remittance Amount” with respect to any loan group in an OC Transaction and each distribution date, is equal to the sum of the amounts listed in clauses (i) through (v) of the definition of Principal Funds for such loan group.

“Realized Loss” is the excess of the Stated Principal Balance of a defaulted mortgage loan over the Net Liquidation Proceeds. To the extent that the related servicer or the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of related certificates on any distribution date.

“Reimbursement Amount” is the sum of (a) the aggregate unreimbursed amount of any payments made by the Insurer under the Policy, together with interest on such amount from the date of payment by the Insurer until paid in full at the Late Payment Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the Insurer under the Insurance Agreement or the pooling and servicing agreement.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any OC Structure Loan Group and any distribution date is the Excess Spread for such loan group less the sum of (i) any related Overcollateralization Increase Amount, in each case for such distribution date and (ii) any related unpaid Reimbursement Amount related to interest or principal draws not previously paid to the Insurer other than as described under clauses (i) and (ix) under “Distributions on the Certificates—Distributions on the Certificates—Excess Spread and Overcollateralization Provisions”.

“Senior Percentage” with respect to any Shifting Interest Loan Group, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the related senior certificates of such loan group or subgroup (other than the related Class PO Certificates and Class R Certificates), immediately prior to such distribution date, by the aggregate Stated Principal Balance of the mortgage loans in such loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period.

“Senior Prepayment Percentage” in a Shifting Interest Transaction for the related senior certificates on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment
Percentage

February 25, 2006 - January 25, 2011	100%

February 25, 2011 - January 25, 2012	Senior Percentage for the related Senior Certificates plus 70% of the related Subordinate Percentage.

February 25, 2012 - January 25, 2013	Senior Percentage for the related Senior Certificates plus 60% of the related Subordinate Percentage.

February 25, 2013 - January 25, 2014	Senior Percentage for the related Senior Certificates plus 40% of the related Subordinate Percentage.

February 25, 2014 - January 25, 2015	Senior Percentage for the related Senior Certificates plus 20% of the related Subordinate Percentage.

February 25, 2015 and thereafter	Senior Percentage for the related Senior Certificates.

Any scheduled reduction to the Senior Prepayment Percentage for the related senior certificates shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the mortgage loans in each loan group or subgroup related to such Shifting Interest Transaction delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the related subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans in each loan group or subgroup related to such Shifting Interest Transaction do not exceed (a) 30% of the aggregate Certificate Principal Balance of the related subordinate certificates as of the closing date (the “Original Subordinate Principal Balance”) if such distribution date occurs between and including February 2011 and January 2012, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including February 2012 and January 2013, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including February 2013 and January 2014, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including February 2014 and January 2014, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after February 2015.

Notwithstanding the foregoing, if on any distribution date, the percentage for the related loan group or subgroup, as applicable, the numerator of which is the aggregate Certificate Principal Balance of the related senior certificates (other than the Class PO Certificates and Class R Certificates) immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in such loan group or subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage with respect to such senior certificates for such distribution date will equal 100%.

“Senior Principal Distribution Amount” with respect to the senior certificates related to a loan group or subgroup in a Shifting Interest Transaction and each distribution date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificates (other than the Class PO Certificates and Class R Certificates), immediately prior to such distribution date):

(1) the applicable Senior Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in the related subgroup or loan group on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related subgroup or loan group which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3) the applicable Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal received on the mortgage loans in the related subgroup or loan group during the applicable Prepayment Period;

(4) the lesser of (a) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related subgroup or loan group which became a liquidated mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each liquidated mortgage loan in the related subgroup or loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related subgroup or loan group purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related subgroup or group which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such mortgage loan in the related subgroup or loan group that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5) the applicable Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related subgroup or loan group which was repurchased by EMC or its designee in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of each mortgage loan in the related subgroup or loan group that has been replaced by EMC or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date over the Stated Principal Balance of each such substitute mortgage loan.

“Stated Principal Balance” of any mortgage loan means, with respect to any distribution date, the cut-off date principal balance thereof minus the sum of

(i) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

(ii) all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement or the related servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

(iii) any Realized Loss thereon incurred during the related Prepayment Period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Subordinate Certificate Writedown Amount” with respect to the subordinate certificates in a Shifting Interest Transaction, the amount by which (x) the aggregate Certificate Principal Balance of all of the certificates related to such Shifting Interest Transaction (other than any related classes of Class R Certificates and Class PO Certificates) (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of such certificates) exceeds (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan groups or subgroups on the due date related to such distribution date.

“Subordinate Optimal Principal Amount” with respect to the subordinate certificates in a Shifting Interest Transaction and each distribution date will be an amount equal to the sum of the following from each related loan group or subgroup (but in no event greater than the aggregate Certificate Principal Balance of such subordinate certificates immediately prior to such distribution date):

(1) the applicable Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related loan group or subgroup on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was the subject of a prepayment in full received by the servicers during the applicable Prepayment Period;

(3) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related loan group or subgroup;

(4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each liquidated mortgage loan in the related loan group or subgroup, over (b) the sum of the amounts distributable to the holders of the related senior certificates (other than any related classes of Class R Certificates and Class PO Certificates) pursuant to clause (4) of the related definition of “Principal Distribution Amount” and clause (iv) of the related definition of “Class PO Certificate Principal Distribution Amount” on such distribution date;

(5) the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related loan group or subgroup which was repurchased by the sponsor or its designee in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related loan group or subgroup, as applicable, that has been replaced by the sponsor or its designee with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

(6) on the distribution date on which the Certificate Principal Balances of the related senior certificates (other than the related Interest Only Certificates and Class PO Certificates) have all been reduced to zero, 100% of any applicable Principal Distribution Amount.

“Subordinate Percentage” as of any distribution date and with respect to any loan group or subgroup in a Shifting Interest Transaction, 100% minus the related Senior Percentage for the senior certificates related to such loan group or subgroup.

“Subordinate Prepayment Percentage” as of any distribution date and with respect to any loan group or subgroup in a Shifting Interest Transaction, 100% minus the related Senior Prepayment Percentage for such loan group or subgroup, except that on any distribution date after the Certificate Principal Balance of each class of related senior certificates has each been reduced to zero, the Subordinate Prepayment Percentage for the related subordinate certificates will equal 100%.

“Subsequent Recoveries” means any amount recovered by a servicer or the master servicer (net of reimbursable expenses) with respect to a defaulted mortgage loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such mortgage loan.

“Target Rate” means, with respect to an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate and any distribution date, the per annum rate specified in the accompanying term sheet for the assumed certificate based on which such Interest Rate Cap is determined.

“20% Clean-up Call Date” in an OC Transaction means the first distribution date on which the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the end of the related Due Period is less than or equal to 20% of the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the cut-off date.

Distributions on the Certificates

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date. In addition, for any Shifting Interest Transaction the depositor shall cause to deposited into the Distribution Account an amount equal to the Certificate Principal Balance for each class of Class R Certificates to be added to the Available Funds for the related loan group or subgroup out of which principal distributions to such Class R Certificates will be made.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/BSABS I 2006-AC1 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Distributions on the Certificates in an OC Transaction

Interest Distributions. On each distribution date, the securities administrator will withdraw from the related Distribution Account the amount of the Interest Funds for each OC Structure Loan Group for such distribution date and, based on the related monthly statement provided to it by the master servicer, apply such amount as follows:

To pay accrued and unpaid interest on the related senior certificates and related subordinate certificates, in the following order of priority, to the extent of Interest Funds for the related loan group:

1.  to the Insurer, payment of the premium due in connection with the Policy;

2. to the holders of each class of related senior certificates, concurrently on a pro rata basis, the Monthly Interest Distributable Amount for such classes for such distribution date;

3.  to the Insurer, any Reimbursement Amount relating to interest draws on the Policy; and

4. to the holders of each class of related subordinate certificates in order of payment priority, the Monthly Interest Distributable Amount.

On each distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the mortgage loans to the extent not covered by Compensating Interest will reduce the amount of the interest payable to the related offered certificates on such distribution date as described in the definition of Monthly Interest Distributable Amount under “—Glossary” in this term sheet supplement. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the related Net Monthly Excess Cashflow to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

In the case of an OC Transaction in which the Interest Rate Cap for a combination of certificates is based on an assumed certificate, solely for federal income tax purposes, on each distribution date on which the weighted average of the Net Mortgage Rates on the mortgage loans in the related loan group is less than the related Target Rate, (i) the related Monthly Interest Distributable Amount distributable from a REMIC in respect of the related Capped Floater Certificates will include the Net WAC Pass-Through Amount for such distribution date, which amount will be deemed paid by the holders of such certificates to a reserve account (the “Net WAC Pass-Through Reserve Account”), and (ii) the related Monthly Interest Distributable Amount distributable from a REMIC in respect of the related Capped Inverse Floater Certificates will be net of the related Net WAC Pass-Through Amount for such distribution date, which amount the holders of such certificates will be deemed to receive from the Net WAC Pass-Through Reserve Account.

Any Excess Spread with respect to an OC Structure Loan Group to the extent necessary to restore or maintain a level of overcollateralization equal to the Overcollateralization Target Amount for such OC Structure Loan Group will be the related Overcollateralization Increase Amount and will be included as part of the Principal Distribution Amount for the related offered certificates and related non-offered subordinate certificates and distributed as described below under “—Principal Distributions”; provided, however, any such Excess Spread that would otherwise be distributed to the Insured Certificates to pay the related Overcollateralization Increase Amount for any distribution date will be used to pay the Insurer any Reimbursement Amount relating to interest or principal draws on the Policy, if any, which was not previously paid to the Insurer pursuant to clause (2) under “Distributions on the Certificates—Distributions on the Certificates in an OC Transaction—Interest Distributions”, prior to paying such Overcollateralization Increase Amount to the Insured Certificates. Any Excess Spread remaining after the distribution of the amounts described in the preceding sentence will be applied as Net Monthly Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions. On each distribution date, the securities administrator will, based on the related monthly statement provided to it by the master servicer, distribute the Principal Distribution Amount with respect to the related senior certificates and related subordinate certificates for such distribution date to such classes of certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balances thereof have been reduced to zero.

On each distribution date, all amounts representing prepayment charges in respect of the related mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates or other class of certificates as described in the accompanying term sheet and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class P Certificates or such other class of certificates.

Excess Spread and Overcollateralization Provisions. On each distribution date, Excess Spread for an OC Structure Loan Group will be required to be applied as an Extra Principal Distribution Amount for such loan group and distributed as part of the related Principal Distribution Amount as described above under “— Distributions on the Certificates in an OC Transaction— Principal Distributions” with respect to the related senior certificates and subordinate certificates whenever the related Overcollateralized Amount is less than the related Overcollateralization Target Amount; provided that, after the earlier of (1) the 20% Clean-Up Call Date and (2) the Early Turbo Payment Date, such Excess Spread will be used first to pay the related Overcollateralization Increase Amount, any related Net Interest Shortfalls and any related Net WAC Rate Carryover Amounts, in that order, on such distribution date, and the remainder will be applied as part of the Extra Principal Distribution Amount; provided however, any such amounts that would otherwise be distributed to the Insured Certificates for any distribution date will be used first to pay the Insurer unreimbursed draws relating to interest or principal on the policy, if any, which was not previously paid to the Insurer prior to distributing such amounts to the Insured Certificates. The amount of any Net Monthly Excess Cashflow for an OC Structure Loan Group with respect to each distribution date will be distributed in the following manner and order of priority:

(i) to the holders of each class of related senior certificates, on a pro rata basis, based on the entitlement of each such class, then to the holders of each class of related subordinate certificates, in order of payment priority, any related Net Interest Shortfalls for such classes of certificates on such distribution date, to the extent not previously reimbursed; provided, however, any such Net Interest Shortfall Amounts that would otherwise be distributed to the Insured Certificates for any distribution date will be used first to pay the Insurer unreimbursed draws relating to interest on the policy, if any, which was not previously paid to the Insurer prior to distributing such Net Interest Shortfall Amounts to the Insured Certificates;

(ii) from remaining Net Monthly Excess Cashflow for the related loan group, to the holders of each class of subordinate certificates in the order of their payment priority, in an amount equal to the Applied Realized Loss Amount for such class;

(iii) from remaining Net Monthly Excess Cashflow for the related loan group, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the pooling and servicing agreement an amount equal to the sum of the Net WAC Rate Carryover Amounts, if any, with respect to the related senior certificates and the related subordinate certificates in the order of their payment priority and to the extent described in the first full paragraph below; provided, however, any such Net WAC Rate Carryover Amounts that would otherwise be distributed to the Insured Certificates for any distribution date will be used first to pay the Insurer unreimbursed draws relating to interest on the policy, if any, which was not previously paid to the Insurer pursuant to clause (i) above, prior to distributing such Net WAC Rate Carryover Amounts to the Insured Certificates;

(iv) from remaining Net Monthly Excess Cashflow for the related loan group, to the related Class C Certificates an amount specified in the pooling and servicing agreement; and

(v) from any remaining amounts, to the related residual certificates as described in the pooling and servicing agreement.

On each distribution date, the securities administrator, after making the required distributions of interest and principal to the related offered certificates as described under “—Distributions on the Certificates in an OC Transaction —Interest Distributions” and “—Principal Distributions” and after the distribution of the related Net Monthly Excess Cashflow as described above, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the related senior certificates and related subordinate certificates in respect of any Net WAC Rate Carryover Amounts due to each such class and payable under clause (iii) above in the following manner and order of priority: first, to the related senior certificates, the related Net WAC Rate Carryover Amount for such distribution date for such class, on a pro rata basis, based on the entitlement of each such class; second, to the related subordinate certificates in the order of payment priority set forth in the accompanying term sheet, the related Net WAC Rate Carryover Amount for such distribution date for such class.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of certificates in an OC Transaction has been reduced to zero, such class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Net Interest Shortfalls or Net WAC Rate Carryover Amounts.

Distributions on the Senior Certificates in a Shifting Interest Transaction

(A) Subject to clause (F) below, on each distribution date the Available Funds for the related Shifting Interest Loan Group will be distributed to the related certificates as follows:

first, to the senior certificates (other than the related principal only certificates and residual certificates), on a pro rata basis, the Accrued Certificate Interest on such classes for such distribution date. As described below, accrued interest on such classes of senior certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

second, to the senior certificates (other than the related principal only certificates and residual certificates), on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds for the related loan group or subgroup, as applicable;

third, to the senior certificates (other than the related principal only and Interest Only Certificates) in the manner and order of priority set forth in the term sheet, in reduction of the Certificate Principal Balances thereof to the extent of the remaining Available Funds for the related to loan group or subgroup, as applicable;

fourth, to the related Class PO Certificates, the related Class PO Certificate Principal Distribution Amount for such distribution date to the extent of the remaining Available Funds for the related loan group or subgroup, as applicable, until the Certificate Principal Balance thereof has been reduced to zero; and

fifth, to the related Class PO Certificates, the related Class PO Certificate Deferred Payment Writedown Amount; provided that, (i) on any distribution date, distributions pursuant to this priority fifth shall not exceed the excess, if any, of (x) Available Funds for the related loan group or subgroup, as applicable, remaining after giving effect to distributions pursuant to priority first through fourth above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of related subordinate certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of such Class PO Certificates and (iii) no distribution will be made in respect of the Class PO Certificate Deferred Payment Writedown Amount on or after the related Cross-Over Date.

(B) Except as provided in paragraphs (C) and (D) below, on each distribution date on or prior to the related Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all related loan groups or subgroups, as applicable, after the distributions in (A) above will be distributed to the related subordinate certificates up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share, if any, for such distribution date, in each case, to the extent of the sum of the remaining Available Funds for the related loan groups or subgroups.

(C) In the case of a Cross-collateralized Transaction, on each distribution date prior to the related Cross-Over Date but after the reduction of the Certificate Principal Balance of all of the senior certificates related to a loan group or subgroup in such Cross-collateralized Transaction to zero, the remaining class or classes of senior certificates in the remaining loan groups or subgroups (other than any related interest only, principal only and residual certificates) will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon their Certificate Principal Balances immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates’ respective loan group or subgroup, as applicable, allocated to such senior certificates, 100% of the Principal Prepayments on any mortgage loan in any loan group or subgroups relating to the class or classes of senior certificates of the fully repaid loan group or subgroup; provided, however, if (A) the weighted average of the related Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of those Subordinate Percentages and (B) the aggregate Stated Principal Balance of the mortgage loans in the loan groups or subgroups related to such Cross-collateralized Transaction delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the related subordinate certificates does not exceed 50%, then the additional allocation of Principal Prepayments to the related senior certificates, in accordance with this paragraph (C) will not be made and 100% of the Principal Prepayments on any mortgage loan relating to the fully repaid class or classes of senior certificates will be allocated to the related subordinate certificates.

(D) In the case of a Cross-collateralized Transaction, on any distribution date on which the aggregate Certificate Principal Balance of the senior certificates related a loan group or subgroup in such Cross-collateralized Transaction would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related loan group or subgroup, as applicable, and any related subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to those subordinate certificates in respect of principal will be distributed to the senior certificates related to a loan group or subgroup, as applicable, (other than the related interest only, principal only and residual certificates), pro rata, based upon their Certificate Principal Balances immediately prior to such distribution date, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balances of the applicable senior certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related loan group or subgroup, and (ii) the Accrued Certificate Interest otherwise allocable to the related subordinate certificates on such distribution date will be reduced, if necessary, and distributed to such class or classes of senior certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such senior certificates, over (y) the aggregate Stated Principal Balance of the mortgage loans in the related loan group or subgroup, as applicable. Any such reduction in the Accrued Certificate Interest on the related subordinate certificates will be allocated in reverse order of the subordinate certificates’ payment priority.

(E) If, after distributions have been made pursuant to priorities first and second of clause (A) above on any distribution date, the remaining Available Funds (excluding the amount allocable to the Class R Certificates) related to a loan group or subgroup, as applicable, is less than the sum of the Principal Distribution Amount for such loan group or subgroup (and Class PO Certificate Principal Distribution Amount, if applicable), such amounts shall be reduced, and such remaining funds will be distributed to the related senior certificates (other than the related Interest Only Certificates and Class R Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the related Class PO Certificates pursuant to this paragraph, the Certificate Principal Balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class PO Certificates in accordance with priority fourth of clause (A) above, and (ii) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference for the Class PO Certificates, the “Class PO Certificate Cash Shortfall”). The Class PO Certificate Cash Shortfall for the Class PO Certificates with respect to any distribution date will be added to the related Class PO Certificate Deferred Payment Writedown Amount.

(F) Prior to the related Accretion Termination Date, Accrued Certificate Interest on any Accrual Certificates will be distributed in the following order of priority: to the related Accretion Directed Certificates, in the manner and order of priority described in the accompanying term sheet, as principal, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero. This Accrued Certificated Interest on the Accrual Certificates will be added to the Certificate Principal Balance of such Accrual Certificates on the related distribution date. The amount that is added to the Certificate Principal Balance of the Accrual Certificates will accrue interest at its pass-through rate. On each distribution date on or after the related Accretion Termination Date, the entire Accrued Certificate Interest on the Accrual Certificates for that date will be payable to the holders of such Accrual Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the related Accretion Directed Certificates to zero on the related Accretion Termination Date.

On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the holder of the class of certificates specified in the accompanying term sheet and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of such class of certificates.

The definition of Principal Distribution Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group or subgroup, as applicable, based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) of a loan group or subgroup, as applicable, and the percentage interest of such loan group or subgroup evidenced by the related subordinate certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the senior certificates of the related loan group or subgroup for the first five years after the closing date (subject to certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) of a loan group or subgroup, as applicable, over an additional four year period. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related senior certificates (other than the related Interest Only Certificates, Class PO Certificates and Class R Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the Stated Principal Balance of the mortgage loans in each loan group or subgroup, as applicable, evidenced by the related subordinate certificates. Increasing the respective percentage interest in a loan group or subgroup, as applicable, of the related subordinate certificates relative to that of the applicable senior certificates is intended to preserve the availability of the subordination provided by such subordinate certificates.

For purposes of all principal distributions described above and for calculating the applicable Senior Percentage, Senior Prepayment Percentage, Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses” below.

Realized Losses on the mortgage loans will reduce the Accrued Certificate Interest payable to the certificates on a distribution date; provided, however, prior to the date on which the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to such subordinate certificates, beginning with the class of subordinate certificates with the lowest payment priority, and will not reduce the accrued interest on the related senior certificates. Once the aggregate Certificate Principal Balance of the related subordinate certificates has been reduced to zero the interest portion of Realized Losses will be allocated to the related senior certificates (other than the principal only certificates and Class R Certificates).

If on any distribution date the Available Funds are less than Accrued Certificate Interest on the related senior certificates (other than the principal only certificates and Class R Certificates) for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the mortgage loans, the shortfall will be allocated among the holders of each such class of senior certificates (other than the certificates specified in the term sheet) in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any interest shortfalls with respect to the mortgage loans will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds remaining after current interest distributions as described in this term sheet supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the related servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

Distributions on the Subordinate Certificates in a Shifting Interest Transation

Distributions in reduction of the Certificate Principal Balances of the subordinate certificates in a Shifting Interest Transaction will be made pursuant to priority (c) of clause (B) under “—Distributions on the Certificates.” In accordance with such priority, the Available Funds from any related loan group or subgroup, as applicable, if any, remaining after distributions of principal and interest on the related class or classes of senior certificates on such distribution date will be allocated to the related subordinate certificates in an amount equal to each such class’s Allocable Share for such distribution date; provided that, no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

All unscheduled principal collections on the mortgage loans not otherwise distributable to the related senior certificates (other than the related Interest Only Certificates and Class PO Certificates) will be allocated on a pro rata basis among the class of related subordinate certificates with the highest payment priority then outstanding and each other class of related subordinate certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any subordinate certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As stated above, during the first five years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group or subgroup, as applicable, will be allocated to the related senior certificates (other than the related Interest Only, Class PO and Class R Certificates), with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this term sheet supplement, unless certain loss and delinquency tests are satisfied. In addition, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the senior certificates (other than the related Interest Only Certificates and Class R Certificates) related to a loan group or subgroup, as applicable, immediately preceding such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period exceeds such percentage as of the cut-off date, then the Senior Prepayment Percentage for such senior certificates will equal 100%.

Allocation of Losses

OC Transaction

Any Realized Losses on the mortgage loans in an OC Structure Loan Group will be applied on any distribution date as follows: first, to Excess Spread for the related loan group as part of the payment of the related Extra Principal Distribution Amount, second, in reduction of related Overcollateralized Amount, until reduced to zero, third, to the related subordinate certificates in reverse order of payment priority, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

The pooling and servicing agreement does not permit the allocation of the principal portion of Realized Losses to the related senior certificates. Investors in the related senior certificates should note that although the principal portion of Realized Losses cannot be allocated to the related senior certificates, under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans in the related loan group to pay the related senior certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the trust or the exercise by the Optional Termination Holder of its optional termination right, there may be insufficient amounts available to pay the related senior certificates in full.

Once Realized Losses have been allocated to the related subordinate certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts allocable to the related subordinate certificates may be repaid to the holders of such certificates from remaining Net Monthly Excess Cashflow for the related loan group, according to the priorities set forth under “—Distributions on the Certificates in an OC Transaction—Excess Spread and Overcollateralization Provisions” in this term sheet supplement.

Any allocation of a Realized Loss to a subordinate certificate in an OC Structure Loan Group will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this term sheet supplement, in no event will the Certificate Principal Balance of any related subordinate certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Net Monthly Excess Cashflow for the related loan group.

Shifting Interest Transaction

Realized Losses with respect to any mortgage loan in a Shifting Interest Transaction will be allocated on a pro rata basis between the PO Percentage of the Stated Principal Balance of such mortgage loan and the Non-PO Percentage of such Stated Principal Balance.

On each distribution date, the PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in a Shifting Interest Transaction and any related Class PO Certificate Cash Shortfall will be allocated to the related Class PO Certificates until the Certificate Principal Balance of such Class PO Certificates is reduced to zero and the remainder of such Realized Losses will be allocated as described in the following paragraph below. With respect to any distribution date through the related Cross-Over Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of any Realized Losses and any Class PO Certificate Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or Class PO Certificate Cash Shortfalls and not distributed on prior distribution dates will be the “Class PO Certificate Deferred Amount.” To the extent funds are available therefor on any distribution date through the related Cross-Over Date, distributions in respect of the Class PO Certificate Deferred Amount for the Class PO Certificates will be made in accordance with priority fifth of clause (A) under “—Distributions on the Certificates in a Shifting Interest Transaction” in this term sheet supplement. No interest will accrue on the Class PO Certificate Deferred Amount. On each distribution date through the related Cross-Over Date, the Certificate Principal Balance of the lowest ranking class of related subordinate certificates then outstanding will be reduced by the amount of any distributions in respect of any Class PO Certificate Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the related Cross-Over Date, no more distributions will be made in respect of, and applicable Realized Losses and Class PO Certificate Cash Shortfalls allocable to the Class PO Certificates will not be added to, the Class PO Certificate Deferred Amount.

The Non-PO Percentage of the principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date sequentially to each class of related subordinate certificates, beginning with the class with the lowest payment priority, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the Non-PO Percentage of principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date to the outstanding class or classes of related senior certificates (other than the related Interest Only, Class PO and Class R Certificates), pro rata, based upon their respective Certificate Principal Balances; provided that, those Realized Losses otherwise allocable to a class of senior certificates may be allocated to another class of senior certificates as described in the accompanying term sheet.

No reduction of the Certificate Principal Balance of any class of a senior certificate (other than the related Interest Only Certificates and Class R Certificates) shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of such senior certificates (other than the related Interest Only Certificates and Class R Certificates) as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date. This limitation is referred to in this term sheet supplement as the Loss Allocation Limit.

In the event that the related servicer or the master servicer receives any Subsequent Recoveries in respect of the mortgage loans, such Subsequent Recoveries will be included as a part of the Interest Funds or Principal Funds for the related loan group or subgroup, as the case may be, for the related distribution date and distributed in accordance with the priorities described under “Description of the Certificates” in this term sheet supplement and the Certificate Principal Balance of each class of subordinate certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the distribution date on which such increase occurs.

Calculation of One-Month LIBOR

Some classes of certificates may have a pass-through rate based on one-month LIBOR, which are referred to in this term sheet supplement as LIBOR Certificates. On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the LIBOR Certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period. One-Month LIBOR for any other Interest Accrual Period shall be calculated as described above.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balances of the related LIBOR Certificates bearing interest at an adjustable rate for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balances of the related LIBOR Certificates for such Interest Accrual Period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the trustee and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of LIBOR Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, the trustee, the master servicer, the Insurer and the depositor a statement generally setting forth, among other information:

1. the applicable accrual periods for calculating distributions and general distribution dates;

2. with respect to each loan group, the total cash flows received and the general sources thereof;

3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4. with respect to each loan group or subgroup, the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5. with respect to each loan group, the Net WAC Rate Carryover Amounts and any accrued but unpaid interest for the related offered certificates (if any);

6. with respect to each loan group or subgroup, the Certificate Principal Balance of the related offered certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

7. with respect to each loan group and subgroup, the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

8. the pass-through rate for each class of offered certificates for such distribution date;

9. with respect to each loan group and any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

10. with respect to each loan group, whether a stepdown date or a trigger event is in effect;

11. with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

12. with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

13. with respect to each loan group and if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

14. with respect to each loan group, the amount of the Prepayment Charges remitted by each servicer and the amount on deposit in the related reserve fund; and

15. the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and the Insurer via the securities administrator’s internet website. Assistance in using the securities administrator’s website service can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case, prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator and the trustee, with the consent of the Insurer, but without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof;

provided that, such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates (such determination to be without regard to the financial guaranty insurance policy issued by the Insurer in connection with the Insured Certificates)..

In addition, the pooling and servicing agreement may be amended with the consent of the Insurer but without the consent of the certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee and the Insurer have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator and the trustee, with the consent of the Insurer and the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

•	cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes; or

•
reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel (a copy of which shall be addressed to and delivered to the Insurer) to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund’s REMIC elections to fail to qualify as a REMIC for federal tax purposes.

Notwithstanding the foregoing, the Insurer shall have the right to consent to any amendment which materially affects its rights and obligations under the pooling and servicing agreement or the rights of any holder of the Insured Certificates. So long as there is not a continuing default by the Insurer of its obligations under the Policy, the Insurer has, and may exercise without the consent of the holders of the Insured Certificates, all of the rights of the holders of the Insured Certificates under the pooling and servicing agreement.

Voting Rights

As of any date of determination, with respect to the certificates,

•
holders of the certificates (other than any Interest Only Certificates, any Class P Certificate that is entitled to prepayment penalties on the related mortgage loans and any residual certificates) will be allocated 100% of all voting rights minus the aggregate percentages allocated to the other related certificates as described in the bullet points below, allocated among such certificates in proportion to their respective outstanding certificate principal balances,

•	holders of any class of Interest Only Certificates will each be allocated 1% of all voting rights,

•	holders of any class designated as a Class C Certificate in the accompanying term sheet will each be allocated 3% of all voting rights,

•
holders of any class designated as a Class P Certificate that is entitled to prepayment penalties on the related mortgage loans as specified in the accompanying term sheet will each be allocated 1% of all voting rights, and

•	holders of each class of residual certificates will be allocated 0.25% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests. Matters which solely affect a group of certificates will be voted on solely by the related classes.

Certain Rights of the Insurer

The Insurer shall be subrogated to the rights of each holder of an Insured Certificate to receive distributions on the Insured Certificates, as applicable, to the extent of any payment by the Insurer under the Policy.

Unless it is in default under the terms of the Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Insurer, pursuant to the terms of the pooling and servicing agreement, each holder of an Insured Certificate agrees that the Insurer shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the seller as if the Insurer were the holder of all Insured Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of the Insured Certificates thereunder without any further consent of the holders of the Class Insured Certificates and the holders of the Insured Certificates will not exercise any of such rights without the prior written consent of the Insurer. Once the Insured Certificates have been paid in full and any Reimbursement Amount owed to the Insurer has been paid, these rights will terminate.

Optional Termination

The entity identified in the accompanying term sheet (the “Optional Termination Holder”) will have the right to purchase all remaining mortgage loans and REO properties in the related loan group or portion of the trust fund, as indicated in the accompanying term sheet, and thereby effect early retirement of all of the related certificates on any distribution date (unless otherwise stated to the contrary with respect to any residual certificates in the related pooling and servicing agreement) after the aggregate Stated Principal Balance of the mortgage loans, and properties acquired in respect thereof, remaining in the related portion of the trust has been reduced to less than the percentage specified in the accompanying term sheet of the aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date. We refer to such date as the related optional termination date. In the event that the Optional Termination Holder exercises such option it will effect such repurchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each related mortgage loan, other than in respect of REO Property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan, and

•
any related unreimbursed out-of-pocket costs and expenses of the trustee, the servicers or the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicers or the master servicer, as the case may be, in the performance of their respective servicing obligations, and any Reimbursement Amount due to the Insurer.

Proceeds from such purchases will be distributed to the related certificateholders in the priority described above in “Description of the Certificates”. In the event that the purchase price to be paid by the Optional Termination Holder is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the related mortgage loans and related REO properties will result in an early retirement of the related certificates.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the pooling and servicing agreement; provided, however: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; (b) will have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the pooling and servicing agreement have been completed and such action is permitted by and complies with the terms of the pooling and servicing agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

In addition, during the 90 day period following the closing date, EMC may, in its sole discretion, purchase any mortgage loan for which the related originator or prior owner has breached a representation or warranty made to EMC regarding the characteristics of such mortgage loan.

Events of Default

Events of default under the pooling and servicing agreement include:

•
any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, and any advance required to be made by the master servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer, in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee shall automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement; provided, however, the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer (with the prior written consent of the Insurer, which consent shall not be unreasonably withheld) as the successor to the master servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the pooling and servicing agreement. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, or the Insurer will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder or the Insurer previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates or the Insurer, has made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

U.S. Bank National Association, also referred to as U.S. Bank, will be the trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. As of September 30, 2005, U.S. Bancorp serves approximately 13.3 million customers, operates 2,396 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, 3rd Floor, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2005, U.S. Bank was acting as trustee with respect to approximately 49,500 issuances of securities with an aggregate outstanding principal balance of over $1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 343 issuances of subprime mortgage assets securities with an outstanding aggregate principal balance of approximately $89,281,975,492.43.

The Securities Administrator

Wells Fargo Bank will be the securities administrator under the pooling and servicing agreement so long as it also is the master servicer. The securities administrator’s corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Bear Stearns Asset Backed Securities I LLC, Series 2006-AC1 or at such other address as the securities administrator may designate from time to time. Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D in regards to distributions and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Using information set forth in this term sheet supplement, the securities administrator will recreate the cashflow model for the trust based solely on the information received from the depositor. Based on the monthly loan information provided by the master servicer, the securities administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the securities administrator will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Description of the Certificates” and “Reports to Certificateholders”. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator with the prior written consent of the Insurer, which consent shall not be unreasonably withheld. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust with the prior written consent of the Insurer, which consent shall not be unreasonably withheld. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The securities administrator undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the securities administrator, including:

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the securities administrator pursuant to the pooling and servicing agreement, the securities administrator will examine them to determine whether they are in the required form; provided, however, the securities administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the securities administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

1. On each distribution date, the securities administrator will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the pooling and servicing agreement.

2. Except for those actions that the securities administrator is required to take under the pooling and servicing agreement, the securities administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

The securities administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the securities administrator unless it is determined by a court of competent jurisdiction that the securities administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the securities administrator is obligor and has defaulted thereon). In no event will the securities administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the securities administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the securities administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the pooling and servicing agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the securities administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The securities administrator will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the pooling and servicing agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over nine million files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE POLICY

The following information has been supplied by the Insurer for inclusion in this term sheet supplement.

The Policy

The Insurer will issue a financial guaranty insurance policy (the “Policy”) for the benefit of the Insured Certificates. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

The Insurer, in consideration of the right to receive monthly premiums pursuant to the pooling and servicing agreement and the Insurance Agreement, and subject to the terms of the Policy, unconditionally and irrevocably agrees to pay each Insured Amount, to the extent set forth in the pooling and servicing agreement, to the securities administrator on behalf of the trustee, as trustee for the Insured Certificateholders, except as otherwise provided in the Policy with respect to Preference Amounts.

For the purposes of the Policy, the following terms have the following meanings:

“Deficiency Amount” means, with respect to any distribution date and the Insured Certificates, an amount, if any, equal to the sum of: (i) the excess of (x) the Monthly Interest Distributable Amount for the Insured Certificates on such distribution date, plus the interest portion of any Realized Losses on the mortgage loans in the OC Transaction on such distribution date which are allocated to reduce the Monthly Interest Distributable Amount for the Insured Certificates on such distribution date in accordance with the pooling and servicing agreement over (y) the Interest Funds from the mortgage loans in the OC Transaction on such distribution date allocated to pay the Monthly Interest Distributable Amount on the Insured Certificates on such distribution date as provided in the pooling and servicing agreement, and (ii) the Certificate Principal Balance of the Insured Certificates to the extent unpaid on the final scheduled distribution date or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement, in each case after giving effect to distributions made on such date from sources other than the Policy.

“Insured Amount” means, with respect to the Insured Certificates, (1) any Deficiency Amount and (2) any Preference Amount.

“Notice” means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the securities administrator to the Insurer specifying the information set forth in such exhibit.

“Insured Certificateholder” means, as to a particular Insured Certificate, the Person, other than the depositor, any servicer, the master servicer, the trustee, the seller, the securities administrator or any subservicers retained by a servicer who, on the applicable distribution date, is entitled under the terms of the Insured

The Insurer will pay a Deficiency Amount with respect to the Insured Certificates by 12:00 noon (New York City time) in immediately available funds to the securities administrator on behalf of the trustee on the later of (i) the second business day following the business day on which the Insurer shall have received Notice that a Deficiency Amount is due in respect of the Insured Certificates, and (ii) the distribution date on which the related Deficiency Amount is payable to the Insured Certificateholders pursuant to the pooling and servicing agreement, for payment to the Insured Certificateholders in the same manner as other payments with respect to the Insured Certificates are required to be made. Any Notice received by the Insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the Insurer on the next succeeding business day.

Upon such payment of an Insured Amount hereunder, the Insurer shall be fully subrogated to the rights of the Insured Certificateholders to receive the amount so paid. The Insurer’s obligations with respect to the Insured Certificates under the Policy with respect to each distribution date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the securities administrator on behalf of the trustee, as trustee for the Insured Certificateholders for payment to such Insured Certificateholders, as provided in the pooling and servicing agreement and herein, whether or not such funds are properly applied by the securities administrator or the trustee.

If any portion or all of any amount that is insured hereunder that was previously distributed to an Insured Certificateholder is recoverable and recovered from such Insured Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the Insurer will pay on the guarantee described in the second paragraph under “The Policy,” an amount equal to each such Preference Amount by 12:00 noon on the second business day following receipt by the Insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Insurer, irrevocably assigning to the Insurer all rights and claims of the trustee and/or such Insured Certificateholder relating to or arising under such Preference Amount and appointing the Insurer as the agent of the trustee and/or such Insured Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the securities administrator or such Insured Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the trustee or the Insured Certificateholder directly (unless the Insured Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order, in which case payment shall be made to the trustee for payment to the Insured Certificateholder upon delivery of proof of such payment reasonably satisfactory to the Insurer). Notwithstanding the foregoing, in no event shall the Insurer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Insurer under the Policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Insured Certificates, prior to the time the Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the Insurer after 12:00 noon, New York City time, on a given business day or on any day that is not a business day shall be deemed to have been received by the Insurer on the next succeeding business day. If any notice received by the Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Insurer, and the Insurer will promptly so advise the securities administrator, and the securities administrator may submit an amended notice. All payments made by the Insurer under the Policy in respect of Preference Amounts will be made with the Insurer’s own funds.

The Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Policy is not refundable for any reason, including the payment of any Insured Certificates prior to the maturity of the Insured Certificates. The Policy shall expire and terminate without any action on the part of the Insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Insured Certificates shall have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

A monthly premium shall be due and payable in arrears as provided in the pooling and servicing agreement and the Insurance Agreement.

The Policy does not cover Net Interest Shortfalls or Net WAC Rate Carryover Amounts on the Insured Certificates, nor does it guarantee to the Insured Certificateholders any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the depositor, the trust, the trustee or the Insured Certificateholders for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy does not cover the failure of the trustee or securities administrator to make any distribution required under the pooling and servicing agreement to any Insured Certificateholders.

The Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws and principles thereof. The proper venue for any action or proceeding on the Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

In the event that payments under any Insured Certificate are accelerated, nothing contained in the Policy shall obligate the Insurer to make any payment of principal and interest on such Insured Certificate on an accelerated basis, unless such acceleration of payment by the Insurer is at the sole option of the Insurer; it being understood that a payment shortfall in respect of the redemption of any Insured Certificate by reason of the repurchase of the assets of the trust pursuant to the pooling and servicing agreement does not constitute acceleration for the purposes of the Policy.

THE INSURER

The Insurer has supplied the following information for inclusion in this Prospectus Supplement. No representation is made by the Issuer, the Depositor or the Underwriters as to the accuracy and completeness of this information.

The Insurer, a New York stock insurance corporation, is a direct, wholly owned subsidiary of FGIC Corporation, a Delaware Corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The Insurer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of The Blackstone Group L.P. (“Blackstone”), affiliates of The Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”) acquired FGIC Corporation (the “FGIC Acquisition”) from a subsidiary of General Electric Capital Corporation (“GE Capital”). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation’s common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation’s convertible participating preferred stock and approximately 5% of FGIC Corporation’s common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Insurer or any claims under any insurance policy, including the Policy, issued by the Insurer.

The Insurer is subject to the insurance laws and regulations of the State of New York, where the Insurer is domiciled, including Article 69 of the New York Insurance Law (“Article 69”), a comprehensive financial guaranty insurance statute. The Insurer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles (“SAP”) and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and certain related lines.

For the nine months ended September 30, 2005, and the years ended December 31, 2004 and December 31, 2003, the Insurer had written directly or assumed through reinsurance, guaranties of approximately $58.5 billion, $59.5 billion and $42.4 billion par value of securities, respectively (of which approximately 55%, 56% and 79%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $312.5 million, $323.6 million and $260.3 million, respectively. For the nine months ended September 30, 2005 the Insurer had reinsured approximately 7.8% of the risks it had written.

The following table sets forth the capitalization of the Insurer as of December 31, 2003, December 31, 2004 and September 30, 2005 respectively, on the basis of generally accepted accounting principles (“GAAP”).

Financial Guaranty Insurance Company
CAPITALIZATION TABLE
(Dollars in Millions)

	December 31, 2003	December 31, 2004	September 30, 2005 (unaudited)
Unearned Premiums	$919	$1,043	$1,164
Other Liabilities	86	121	136
Stockholder's Equity
Common Stock	15	15	15
Additional Paid-in Capital	1,858	1,883	1,891
Accumulated Other Comprehensive Income (loss), net of tax	2	15	(8)
Retained Earnings	94	265	417
Total Stockholder's Equity	1,969	2,178	2,315
Total Liabilities and Stockholder's Equity	$2,974	$3,342	$3,615

The audited financial statements of the Insurer as of December 31, 2003 and 2004 and for each of the years in the three-year period ended December 31, 2004, and the unaudited financial statements of the Insurer as of September 30, 2005 and for the three month and nine month periods ended September 30, 2005 and 2004 which are attached as Annex II to this term sheet supplement.

The New York State Insurance Department recognizes only SAP for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations. A discussion of the principal differences between SAP and GAAP are contained in the accountant’s notes to the financial statements.

Copies of the Insurer’s GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Insurer’s telephone number is (212) 312-3000.

Neither the Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the prospectus, the prospectus supplement or any information or disclosure that is provided to potential purchasers of the Series BSABS 2006-AC1 Certificates, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Insurer and the Policy set forth under the heading “The Insurer” and “The Policy” in this term sheet supplement. In addition, the Insurer makes no representation regarding the Series BSABS 2006-AC1 Certificates or the advisability of investing in the Series BSABS 2006-AC1 Certificates.

The Insurer’s Credit Ratings

The financial strength of the Insurer is rated “AAA” by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., “Aaa” by Moody's Investors Service, and “AAA” by Fitch Ratings. Each rating of the Insurer should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the Insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Series BSABS 2006-AC1 Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Series BSABS 2006-AC1 Certificates. The Insurer does not guarantee the market price or investment value of the Series BSABS 2006-AC1 Certificates nor does it guarantee that the ratings on the Series BSABS 2006-AC1 Certificates will not be revised or withdrawn.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Some of the mortgage loans may have provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to three years from the date of the execution of the related mortgage note. These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The certificates specified in the accompanying term sheet will be entitled to all prepayment charges received on the mortgage loans. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “nonconforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates in an OC Transaction will also be influenced by the amount of Excess Spread generated by the mortgage loans in the related loan group and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balance of the related offered certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related senior certificates and subordinate certificates;

•	the delinquency and default experience of the mortgage loans in the related loan group, and

•
the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the related Class C Certificates and residual certificates, in each case as provided in the pooling and servicing agreement when the required overcollateralization level for the related loan group has been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates in an OC Transaction—Excess Spread and Overcollateralization Provisions”in this term sheet supplement.

The yields to maturity of the offered certificates and, in particular the subordinate certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If a Realized Loss for the related loan group is allocated to a related class of subordinate certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

As described under “Description of the Certificates—Allocation of Losses”, amounts otherwise distributable to holders of the subordinate certificates in a Shifting Interest Transaction may be made available to protect the holders of the related senior certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by monthly advances, and amounts otherwise distributable to holders of the related subordinate certificates with a lower payment priority may be made available to protect the holders of related subordinate certificates with a higher payment priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the related subordinate certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the related subordinate certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of related subordinate certificates if it delays the scheduled reduction of the related Senior Prepayment Percentage, triggers an increase of such Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of related subordinate certificates from distributions of portions of the related Subordinate Optimal Principal Amount. See “Description of the Certificates—Distributions on the Certificates in a Shifting Interest Transaction” and “—Distributions on the Subordinate Certificates in a Shifting Interest Transaction” in this term sheet supplement.

Yield Considerations for Specific Classes

Accrual Certificates and Accretion Directed Certificates. On or prior to the related Accretion Termination Date, the Accretion Directed Certificates, as and to the extent described in the accompanying term sheet, will receive as monthly principal distributions the related Accrual Distribution Amount. On or prior to the related Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the related Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of such Accretion Directed Certificates would be extended.

In addition, investors in the Accrual Certificates should be aware that the related Accretion Termination Date may be later, or earlier, than otherwise assumed if prepayments occur slower, or faster, than anticipated. Investors in the Accrual Certificates should also be aware that the related Accretion Termination Date could be different from that assumed at the time of purchase.

Because the Accrual Certificates are not entitled to receive any distributions of interest, other than as described in this term sheet supplement, until the occurrence of the related Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Subordinate Certificates. In a Shifting Interest Transaction, if the Certificate Principal Balance of the subordinate certificates with the lowest payment priority has been reduced to zero, the yield to maturity on the subordinate certificates with the next highest payment priority will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on such mortgage loans will be allocated to such class of subordinate certificates. Investors in the subordinate certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments.

Prepayment Considerations

The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The effective yield to the holders of those classes of certificates have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

All of the mortgage loans bear fixed rates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

The “final scheduled distribution date” for each class of offered certificates in any OC Structure Transaction is the date specified in the accompanying term sheet, which is the distribution date in the month following the latest maturing mortgage loan in the related loan group. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread in respect of each loan group to the extent available will be applied as an accelerated payment of principal on the related offered certificates to the extent described herein and

•	the related Optional Termination Holder may exercise its option to repurchase all the mortgage loans in the related loan group as described under “Optional Termination” herein.

The “final scheduled distribution date” for each class of offered certificates in any Shifting Interest Transaction is the distribution date specified in the accompanying term sheet, which are the distribution dates in the month following the latest maturing mortgage loan in the related loan groups. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

•	the Optional Termination Holder may exercise its option to repurchase all the mortgage loans in the related loan group as described under “Optional Termination” in this term sheet supplement.

Prepayments on the mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this term sheet supplement, which we refer to as the Prepayment Assumption, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans.

There is no assurance, however, prepayments on the mortgage loans will conform to any level of the Prepayment Assumption, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

All computational materials are based on the following modeling assumptions:

•	the mortgage loans prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in the month after the month in which the cut-off date occurs, in accordance with the payment priorities defined herein;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the related mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in the month after the month in which the cut-off date occurs, there are no shortfalls in the payment of interest to related certificateholders and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of the Prepayment Period, commencing in the month in which the cut-off date occurs, and include 30 days, interest thereon;

•	the level of One-Month LIBOR remains constant at current levels as of a specified date reasonably contemporaneous with the offering;

•	the closing date for the certificates is the date specified in the term sheet;

•	the Class P Certificates have a Certificate Principal Balance equal to zero; and

•	the Optional Termination Holder does not exercise its right to purchase the related assets of the trust fund on the related optional termination date.

LIBOR Certificate Yield Considerations

The yields to investors on the LIBOR Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rate on some of the certificates will vary with LIBOR and the pass-through rate on some of the other certificates will vary inversely with LIBOR. The pass-through rates on the LIBOR Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the LIBOR Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

It is highly unlikely that the mortgage loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor’s expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

The yield to maturity on the LIBOR Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the notional amount of some classes of LIBOR Certificates that are Interest Only Certificates are equal to the Certificate Principal Balances of classes of certificates identified in the accompanying term sheet. Investors in such LIBOR Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

Principal Only Certificate Yield Considerations

Some of the offered certificates and the Class PO Certificates will be “principal only” certificates, which will not bear interest and will be offered at a substantial discount to their original principal amounts. Rates of principal payments (including prepayments) will have a material negative effect on the yield to investors in the principal only and Class PO Certificates.

Yield Sensitivity of The Interest Only Certificates

The yield to maturity on some offered certificates which are “interest only” certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related mortgage loans, which rates may fluctuate significantly over time, because the notional amount of some of the Interest Only Certificates may be equal to the Certificate Principal Balance of another class or classes of offered certificates or equal to the aggregate Stated Principal Balance of the mortgage loans in a loan group or subgroup, as applicable, that have Net Mortgage Rates greater than the per annum rate as described in the accompanying term sheet.

For additional considerations relating to the yield on the Offered Certificates, see “Yield and Prepayment Considerations” in the prospectus.

Additional Yield Considerations Applicable Solely To The Class R Certificates

The certificateholders’ after-tax rate of return on their Class R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of residual certificates will have tax liabilities with respect to their Class R Certificates during the early years of the REMICs’ term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Class R Certificates will have tax liabilities with respect to their Class R Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

Holders of Class R Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Class R Certificates on after-tax rates of return on the Class R Certificates. See “Federal Income Tax Consequences” in this term sheet supplement and “Material Federal Income Tax Considerations” in the prospectus.

Additional Information

The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The pooling and servicing agreement will provide that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and the offered certificates, other than the residual certificates, exclusive of any right to receive any Net WAC Rate Carryover Amount or any right to receive, or obligation to pay, any Net WAC Pass-Through Amount, as described in this term sheet supplement, will represent regular interests in a REMIC, and the residual certificates will each represent the sole class of residual interests in a REMIC.

Taxation of Regular Certificates

A holder of an offered certificate, other than a residual certificate, and a non-offered subordinate certificate (each, a “Regular Certificate”) will be treated for federal income tax purposes as owning a regular interest in a REMIC.

Assuming that a Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on its disposition should generally, subject to the limitation described below and, if applicable, subject to the discussion below under “—Special Tax Considerations Applicable to Regular Certificates in an OC Transaction,” be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the Regular Certificate had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the Regular Certificate over (y) the amount actually included in such holder’s income with respect to the Regular Certificate.

Interest on a Regular Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, some or all of the Regular Certificates may be issued with original issue discount, known as OID. We refer you to“Material Federal Income Tax Considerations - Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption as described in the accompanying term sheet. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

The Internal Revenue Service (the “IRS”) has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Regular Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Regular Certificates, the IRS could assert that the Regular Certificates should be treated as issued with, or with a different amount of, OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing OID described in the prospectus results in a negative amount for any period with respect to any holders of Regular Certificates, in particular, the holders of any Interest Only Certificates, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against future OID (if any) from such certificates. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her remaining basis in such certificates exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the related mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuing entity. Accordingly, it is possible that holders of Regular Certificates issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the IRS. Prospective purchasers of Regular Certificates issued with OID are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

Some classes of Regular Certificates may be treated for federal income tax purposes as having been issued with a premium. Holders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See “Material Federal Income Tax Considerations—Taxation of Debt Securities—Premium” in the prospectus.

Special Tax Considerations Applicable to Regular Certificates in an OC Transaction

Further to the above, in the case of an OC Transaction, each holder of a Regular Certificate will be deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from a reserve fund in respect of a Net WAC Rate Carryover Amount.

Any Capped Floater Certificates in an OC Transaction will also represent the obligation to make payments in respect of a Net WAC Pass-Through Amount to a Net WAC Pass-Through Reserve Account, which obligation shall not be an interest in any REMIC but a contractual obligation of the holders of such certificates. Any Capped Inverse Floater Certificates in an OC Transaction will also represent the right to receive payments from the Net WAC Pass-Through Reserve Account in respect of the Net WAC Pass-Through Amount. Neither any reserve fund nor any Net WAC Pass-Through Reserve Account, in each case related to any loan group, will be an asset of any REMIC.

The treatment of amounts received by a holder of a Regular Certificate in respect of the Net WAC Rate Carryover Amount, or of amounts received or paid in respect of the Net WAC Pass-Through Amount, will depend on the portion, if any, of such holder’s purchase price allocable to the rights or obligations with respect thereto. Under the REMIC regulations, each holder of a Regular Certificate must allocate its purchase price for the Regular Certificate among its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments in respect of the Net WAC Rate Carryover Amount, its undivided interest in the right to receive payments in respect of the Net WAC Pass-Through Amount and its obligation to make payments in respect of the Net WAC Pass-Through Amount, in accordance with the relative fair market values of each property right or obligation. The securities administrator will, as required, treat any payments made to the holders of Regular Certificates in respect of the Net WAC Rate Carryover Amount, and any payments made by any Capped Floater Certificateholders and received by any Capped Inverse Floater Certificateholders in respect of the Net WAC Pass-Through Amount, as income or expense or loss, as the case may be, based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID regulations provide that the trust’s allocation of the issue price is binding on all such holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the securities administrator will treat the right to receive payments in respect of the Net WAC Rate Carryover Amount, the right to receive payments in respect of the Net WAC Pass-Through Amount and the obligation to make payments in respect of the Net WAC Pass-Through Amount, as having a de minimis value. Under the REMIC regulations, the trustee is required to account for the right to receive payments in respect of the Net WAC Rate Carryover Amount, the right to receive payments in respect of the Net WAC Pass-Through Amount and the obligation to make payments in respect of the Net WAC Pass-Through Amount as discrete property rights or obligations. Holders of the Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of Regular Certificates in an OC Transaction will be unable to use the integration method provided for under such regulations with respect to those certificates. If the securities administrator’s treatment of payments of the Net WAC Rate Carryover Amount and the Net WAC Pass-Through Amount is respected, ownership of the right to such payments will entitle the owner to amortize the price paid therefor under the Notional Principal Contract Regulations.

Upon the sale of a Regular Certificate in an OC Transaction, the amount of the sales price allocated to the selling certificateholder’s right to receive any payments in respect of the Net WAC Rate Carryover Amount or the Net WAC Pass-Through Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Regular Certificate. A holder of a Regular Certificate will have gain or loss from such a termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount or the Net WAC Pass-Through Amount in an amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive such payments. Such gain or loss generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amount could be treated as a partnership among the holders of the Regular Certificates in an OC Transaction and the related Class C Certificates, and that the right to receive payments in respect of the Net WAC Pass-Through Amount could be treated as a partnership among the holders of the Capped Floater Certificates and the Capped Inverse Floater Certificates in an OC Transaction. In each case, holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount or Net WAC Pass-Through Amount.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions,” called the “Prohibited Transactions Tax.” In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund that makes REMIC elections made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the “Contributions Tax.” None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

In addition, a trust fund that makes REMIC elections may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property held as inventory.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer’s, securities administrator’s or the trustee’s obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, securities administrator or trustee, in either case, out of its own funds. In the event that the master servicer, securities administrator or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates adjusted in the manner provided in the pooling and servicing agreement.

Status of the Regular Certificates

With respect to the Regular Certificates in an OC Transaction, this paragraph is relevant to such certificates exclusive of any rights of the holders of such certificates to receive payments in respect of the Net WAC Rate Carryover Amount, or any right to receive, or obligation to pay, the Net WAC Pass-Through Amount, as described in this term sheet supplement. The Regular Certificates will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code, as assets described in Section 7701(a)(19)(C) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a Regular Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that Regular Certificate would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. However, the right of each Regular Certificate in an OC Transaction to receive payments in respect of the Net WAC Rate Carryover Amount, or the right to receive, or obligation to pay, any Net WAC Pass-Through Amount, as applicable, will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates in an OC Transaction may not be suitable investments for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Code that significantly affect holders of residual certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the residual certificates. The pooling and servicing agreement will include special provisions regarding the transfer of residual certificates to ensure that any transferee of a residual certificate is not a disqualified organization, is not acquiring the residual certificate on behalf of a disqualified organization and will maintain that status and will obtain similar assurances from any person to whom the transferee shall subsequently transfer a residual certificate, and that any transfer of a residual certificate to a disqualified organization shall be null and void. In addition, the pooling and servicing agreement will contain provisions prohibiting the transfer of residual certificates to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the residual certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations, and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the residual certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the residual certificates.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same safe harbor provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The residual certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the residual certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs’ terms as a result of their ownership of the residual certificates. In addition, the required inclusion of this amount of taxable income during the REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a residual certificate, or possibly later under the “wash sale” rules of Section 1091 of the Code, may cause the residual certificateholders’ after-tax rate of return to be zero or negative even if the residual certificateholders’ pre-tax rate of return is positive. That is, on a present value basis, the residual certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the residual certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a residual certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability.

Potential investors in residual certificates should also be aware that under the terms of the pooling and servicing agreement, the holders of the largest percentage interest in the residual certificates shall, by their acceptance of such certificates, agree to irrevocably appoint the securities administrator as their agent to perform all of the duties of the tax matters person for the related REMIC.

Purchasers of the residual certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the residual certificates.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

STATE AND OTHER TAXES

None of the depositor, the master servicer, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the federal tax laws or the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-”, as more fully described in “ERISA Considerations” in the prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

(a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

(b) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

(c) a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

(d) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the Underwriter, the trustee, the master servicer, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). It is expected that the Exemption will apply to the acquisition and holding of the offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

It is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinate certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate. As noted above, one requirement for eligibility of the offered certificates under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on outstanding principal balance of the mortgage loan and the fair market value of any of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

Each beneficial owner of a subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., as Underwriter, the depositor has agreed to sell the offered certificates to the Underwriter, and the Underwriter has agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the depositor and EMC.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York. Thacher Proffitt & Wood llp, New York, New York, will also pass upon certain legal matters on behalf of EMC and the underwriter.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the issuing entity, Bear, Stearns & Co. Inc. and the depositor are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the trustee or any 10% concentration originator. There are no affiliations among the master servicer, the trustee or any 10% concentration originator. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

RATINGS

It is a condition to the issuance of each class of offered certificates that it receives at least the rating in the term sheet by one or more rating agencies including Standard & Poor’s, Moody’s and/or Fitch.

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. The ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investment.

The depositor has not requested ratings of the offered certificates by any rating agency other than Moody’s and Standard & Poor’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The classes of certificates in the two highest rating categories by any rating agency will constitute “mortgage related securities” for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

INDEX OF DEFINED TERMS

20% Clean-up Call Date	76	Monthly Interest Distributable Amount	68
AB Servicing Criteria	55	Net Interest Shortfalls	68
Accretion Directed Certificates	62	Net Liquidation Proceeds	68
Accretion Termination Date	62	Net Monthly Excess Cashflow	68
Accrual Certificates	62	Net Mortgage Rate	68
Accrual Distribution Amount	62	Net WAC Carryover Amount	68
Accrued Certificate Interest:	63	Net WAC Rate Carryover Amount	68
Allocable Share:	63	Net WAC Reserve Account	77
Applied Realized Loss Amount:	63	Non-Discount Mortgage Loan	69
Available Funds	63	Non-PO Percentage	69
Basic Principal Distribution Amount	64	non-U.S. person	5
Capped Capped Inverse Floater Certificates	64	Notional amount	69
Capped Floater Certificates	64	Notional Principal Contract Regulations	111
Certificate Principal Balance	64	Original Subordinate Principal Balance	73
Class PO Certificate Cash Shortfall	81	Overcollateralization Increase Amount	69
Class PO Certificate Deferred Amount	85	Overcollateralization Release Amount	69
Class PO Certificate Deferred Payment Writedown Amount:	64	Overcollateralization Target Amount	69
Class PO Certificate Principal Distribution Amount:	64	Overcollateralized Amount	69
Class Prepayment Distribution Trigger:	63	Parity Act	22
Class R Certificates	65	Plans	115
Clearstream	58	PO Percentage	69
Code	109	Policy	70
Compensating Interest	65	Prepayment Period	70
Contributions Tax	112	Principal Distribution Amount	70, 73
Cross-Over Date	65	Principal Funds	71
CSSF	59	Principal Remittance Amount	71
Discount Mortgage Loan:	65, 66	PTCE	116
Distribution Account	52	PTE	115
DTC	58	Realized Loss	72
Due Period	66	Reference Banks	86
ERISA	114	Regular Certificate	109
Euroclear	58	Reimbursement Amount	72
Excess Spread	66	Relief Act	72
Exemption	115	Remaining Excess Spread	72
Extra Principal Distribution Amount	66	REO	42
FHA	28	Reserve Fund	79
Financial Intermediary	58	Restricted Group	116
Fiscal Quarter	66	Rules	58
Global Securities	1	Stated Principal Balance	74
HELOCs	42	Subgroup Senior Percentage	72
Insurance Agreement	67	Subgroup Senior Prepayment Percentage	72
Insurance Proceeds	66	Subordinate Certificate Writedown Amount	75
Insured Certificates	66	Subordinate Optimal Principal Amount	75
Insurer	66	Subordinate Percentage	76
Interest Accrual Period	66	Subordinate Prepayment Percentage	76
Interest Funds	66	Subsequent Recoveries	76
Interest Only Certificates:	67	Target Rate	76
Interest Rate Cap	67	Tax Counsel	109
Interest Shortfall	67	U.S. person	4
IRS	109	Union Federal Bank	26
Lender-Paid PMI Rate	67	VA	28
LIBOR business day	86	VRU	47
Liquidation Proceeds	67	Waterfield	26
MERS	24	Wells Fargo Bank	45
MERS® System	24

ANNEX II

INSURER’S FINANCIAL STATEMENTS

Consolidated Financial Statements
Financial Guaranty Insurance Company and Subsidiaries
December 31, 2004
with Report of Independent Auditors

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Financial Statements

December 31, 2004

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial Guaranty Insurance Company and Subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholder’s equity and cash flows for the year ended December 31, 2004 and the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the year ended December 31, 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
January 24, 2005
except for note 3k as to which the date is
March 15, 2005

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

Financial Guaranty Insurance Company:

We have audited the accompanying predecessor basis statements of income, stockholder’s equity and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Financial Guaranty Insurance Company for the year ended December 31, 2002 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York
February 14, 2003

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	December 31
	2004	2003
Assets
Fixed maturity securities, at fair value (amortized cost of $2,921,320 in 2004 and $2,688,459 in 2003)	$2,938,856	$2,691,922
Short-term investments, at cost, which approximates fair value	140,473	14,377
Total investments	3,079,329	2,706,299

Cash and cash equivalents	69,292	78,645
Accrued investment income	36,580	32,803
Receivable for securities sold	-	170
Reinsurance recoverable on losses	3,054	8,065
Other reinsurance receivable	-	5,295
Prepaid reinsurance premiums	109,292	123,768
Deferred policy acquisition costs	33,835	2,921
Receivable from related parties	802	9,759
Property and equipment, net of accumulated depreciation of $164 in 2004	2,408	-
Prepaid expenses and other assets	7,826	6,058
Federal income taxes receivable	-	126
Total assets	$3,342,418	$2,973,909

Liabilities and stockholder’s equity
Liabilities:
Unearned premiums	$1,043,334	$918,882
Loss and loss adjustment expenses	39,181	40,467
Ceded reinsurance balances payable	3,826	114
Accounts payable and accrued expenses	22,874	19,238
Obligations under capital lease	6,446	6,982
Payable for securities purchased	5,715	-
Current federal income taxes payable	4,401	-
Deferred federal income tax liability	38,765	18,862
Total liabilities	1,164,542	1,004,545

Stockholder’s equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	1,882,772	1,857,772
Accumulated other comprehensive income, net of tax	15,485	2,059
Retained earnings	264,619	94,533
Total stockholder’s equity	2,177,876	1,969,364
Total liabilities and stockholder’s equity	$3,342,418	$2,973,909

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands)

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002
Revenues:
Gross premiums written	$323,575	$12,213	$248,112	$232,579
Reassumed ceded premiums	4,959	6,300	14,300	2,600
Ceded premiums written	(14,656)	(39)	(14,852)	(29,202)
Net premiums written	313,878	18,474	247,560	205,977
Increase in net unearned premiums	(138,929)	(9,892)	(105,811)	(71,080)
Net premiums earned	174,949	8,582	141,749	134,897

Net investment income	97,709	4,269	112,619	119,595
Net realized gains	559	-	31,506	68,546
Other income	736	44	580	5,309
Total revenues	273,953	12,895	286,454	328,347

Expenses:
Loss and loss adjustments expenses	5,922	236	(6,757)	501
Underwriting expenses	74,163	7,622	55,780	34,092
Policy acquisition costs deferred	(32,952)	(2,931)	(23,641)	(14,911)
Amortization of deferred policy acquisition costs	2,038	10	15,563	15,261
Total expenses	49,171	4,937	40,945	34,943

Income before income taxes	224,782	7,958	245,509	293,404

Income tax expense (benefit):
Current	41,773	1,191	55,772	87,203
Deferred	12,923	573	(1,612)	(11,385)
Income tax expense	54,696	1,764	54,160	75,818

Income before extraordinary item	170,086	6,194	191,349	217,586
Extraordinary gain	-	13,852	-	-
Net income	$170,086	$20,046	$191,349	$217,586

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Stockholder’s Equity

(Dollars in thousands)

	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss), Net of Tax	Retained Earnings	Total

Predecessor
Balance at January 1, 2002	$15,000	$383,511	$(14,932)	$1,623,299	$2,006,878
Net income	-	-	-	217,586	217,586
Other comprehensive income (loss):
Change in fixed maturity securities available-for-sale	-	-	67,113	-	67,113
Change in foreign currency translation adjustment	-	-	(2,682)	-	(2,682)
Total comprehensive income					282,017
Dividend declared	-	-	-	(100,000)	(100,000)
Balance at December 31, 2002	15,000	383,511	49,499	1,740,885	2,188,895
Net income	-	-	-	191,349	191,349
Other comprehensive income (loss):
Change in fixed maturity securities available-for-sale	-	-	(424)	-	(424)
Change in foreign currency translation adjustment	-	-	4,267	-	4,267
Total comprehensive income					195,192
Dividend declared	-	-	-	(284,300)	(284,300)
Balance at December 17, 2003	15,000	383,511	53,342	1,647,934	2,099,787
Successor
Purchase accounting adjustments	-	1,474,261	(53,342)	(1,573,447)	(152,528)
Net income	-	-	-	20,046	20,046
Other comprehensive income:
Change in fixed maturity securities available-for-sale	-	-	2,059	-	2,059
Total comprehensive income					22,105
Balance at December 31, 2003	15,000	1,857,772	2,059	94,533	1,969,364
Net income	-	-	-	170,086	170,086
Other comprehensive income:
Change in fixed maturity securities available-for-sale	-	-	9,340	-	9,340
Change in foreign currency translation adjustment	-	-	4,086	-	4,086
Total comprehensive income					183,512
Capital contribution	-	25,000	-	-	25,000
Balance at December 31, 2004	$15,000	$1,882,772	$15,485	$264,619	$2,177,876

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002
Operating activities
Net income	$170,086	$20,046	$191,349	$217,586
Adjustments to reconcile net income to net cash provided by operating activities:
Extraordinary gain	-	(13,852)	-	-
Amortization of deferred policy acquisition costs	2,038	10	15,563	15,261
Policy acquisition costs deferred	(32,952)	(2,931)	(23,641)	(14,911)
Net realized gains on investments	(559)	-	(31,506)	(68,546)
Change in unearned premiums	124,452	2,460	86,250	70,741
Change in loss and loss adjustment expenses	(1,286)	236	(7,644)	(987)
Depreciation of property and equipment	164	-	22	53
Change in reinsurance recoverable on losses	5,011	(104)	410	1,269
Change in prepaid reinsurance premiums	14,476	7,432	19,725	340
Other reinsurance receivables	5,295	(5,295)	-	-
Change in federal income taxes receivable	126	(172)	(2,407)	-
Change in receivable from related parties	8,957	(76)	(9,811)	-
Change in accrued investment income, prepaid expenses and other assets	(5,545)	(5,065)	6,292	2,769
Change in ceded reinsurance balances and accounts payable and accrued expenses	7,348	6,485	1,804	(5,867)
Deferred federal income tax liability	12,923	573	(1,612)	(11,385)
Amortization of fixed maturity securities	37,013	693	21,129	12,081
Change in current federal income taxes payable	4,401	-	(97,477)	9,748
Net cash provided by operating activities	351,948	10,440	168,446	228,152

Investing activities
Sales of fixed maturity securities	178,030	1,780	1,023,378	2,155,829
Maturities of fixed maturity securities	106,197	-	4,725	35
Purchases of fixed maturity securities	(547,745)	-	(877,340)	(2,478,839)
Purchases, sales, and maturities of short-term investments, net	(126,096)	(12,736)	41,504	212,127
Receivable for securities sold	170	538	283	(991)
Payable for securities purchased	5,715	-	(5,333)	(9,334)
Purchase of fixed assets	(2,572)	-	-	-
Net cash (used in) provided by investing activities	(386,301)	(10,418)	187,217	(121,173)

Financing activities
Capital contribution	25,000	-	-	-
Dividends paid	-	-	(284,300)	(100,000)
Net cash provided by (used in) financing activities	25,000	-	(284,300)	(100,000)

Net (decrease) increase in cash and cash equivalents	(9,353)	22	71,363	6,979
Cash and cash equivalents at beginning of period	78,645	78,623	7,260	281
Cash and cash equivalents at end of period	$69,292	$78,645	$78,623	$7,260

Supplemental disclosure:
Income taxes paid	$38,200	$-	$156,800	$77,500
Interest paid	905	-	-	-

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

(Dollars in thousands)

1. Business and Organization

Financial Guaranty Insurance Company (the “Company”) is a wholly-owned subsidiary of FGIC Corporation (the “Parent”). The Parent was a wholly-owned subsidiary of General Electric Capital Corporation (“GE Capital”). The Company provides financial guaranty insurance for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company’s financial strength is rated “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”), “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and “AAA” by Fitch Ratings, Inc. (“Fitch”). The Company is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

During 2004, FGIC capitalized two wholly-owned subsidiaries FGIC UK Services Ltd. and FGIC UK Ltd. FGIC UK Ltd. was licensed in November 2004 to write financial guaranty business in the United Kingdom and subsequently obtained passport rights to write this business in EU member countries. FGIC UK Services, Ltd. will perform management services for both the UK branch and FGIC UK Ltd.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of the Blackstone Group L.P. (“Blackstone”), affiliates of the Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”), collectively the “Investor Group”, completed the acquisition (the “Transaction”) of FGIC Corporation from a subsidiary of GE Capital in a transaction valued at approximately $2,200,000. At the closing of the Transaction, the Investor Group, acting through an affiliate, paid GE Capital a cash purchase price of approximately $1,600,000, which was funded by equity investments by the Investor Group and borrowings of approximately $227,300 under a bridge loan facility with an affiliate of Bank of America Corporation. In addition, FGIC Corporation paid GE Capital approximately $284,300 in pre-closing dividends and GE Capital retained 2,346 shares of Senior Preferred Manditorily Convertible Modified Stock (the “Senior Preferred Shares”) with an aggregate liquidation preference of $234,600 and approximately 5% of FGIC Corporation’s common stock. PMI is the largest stockholder of FGIC Corporation, owning approximately 42% of its common stock at December 31, 2004 and 2003. Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corporation’s common stock, respectively, at December 31, 2004 and 2003.

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances have been eliminated.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York Department of Insurance (the “Department”) (see Note 4).

3. Summary of Significant Accounting Policies

The Company’s significant accounting policies are as follows:

a. Investments

The Company classifies all of its fixed maturity securities as available-for-sale, which is recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive income, net of applicable income taxes. Short-term investments are carried at cost, which approximates fair value.

Bond discounts and premiums are amortized over the remaining term of the securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities which have been determined to be other-than-temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

b. Cash and Cash Equivalents

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost which approximates fair value.

c. Premium Revenue Recognition

Premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest outstanding. Installment premiums are collected periodically and premiums are reflected in income pro rata over the period covered by the premium payment. Unearned premiums represent the portion of premiums received that is applicable to future periods on policies in force. When an obligation insured by the Company has been refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is repaid or fully defeased prior to stated maturing. Ceded premiums are earned in a manner consistent with the underlying policies.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

3. Summary of Significant Accounting Policies (continued)

d. Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, state premium taxes and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs and net investment income are considered in determining the recoverability of acquisition costs.

e. Loss and Loss Adjustment Expenses

Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which an actual payment default has occurred or when a payment default is probable. The loss reserves that are established fall into two categories: case reserves and watch list reserves. Case reserves are established for the value of estimated losses on particular insured obligations that are presently or likely to be in payment default at the balance sheet date, and for which the future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall, net of reinsurance, between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the average maturity of the applicable bond sector. As of December 31, 2004 and 2003, discounted case-basis loss and loss adjustment expense reserves were $15,700 and $18,900, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 4.5% in 2004 and 4.4% in 2003. The amount of the discount at December 31, 2004 and 2003 was $2,500 and $3,400, respectively.

The Company establishes watch list reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantial increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watch list reserve relies on a categorization and assessment of the probability of default, and loss severity given default, of the specifically identified impaired obligations on the watch list based on historical trends and other factors. The watch list reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. As of December 31, 2004 and 2003, such reserves were $23,500 and $21,600, respectively.

The reserve for loss and loss adjustment expenses are reviewed regularly and updated based on claim payments and the results of ongoing surveillance. The result of the Company’s ongoing insured portfolio surveillance is to identify all impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

f. Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains and losses on available-for-sale fixed maturity securities, premium revenue recognition, deferred acquisition costs, discount on loss and loss adjustment reserves and certain loss reserves, alternative minimum tax (AMT) credit carry forwards and profit commission. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date of the change.

Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 4). The amounts deducted must be included in taxable income upon their release from the reserves. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. Government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

g. Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements, which are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

h. Goodwill

Effective January 1, 2002, FGIC Corporation adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Under SFAS 142, goodwill is no longer amortized but rather is tested for impairment at least annually.

In accounting for the Transaction in 2003, the Company has applied purchase accounting as prescribed by Statement of Financial accounting Standards No. 141, Business Combinations (“SFAS 141”) and Securities and Exchange Commission Staff Accounting Bulletin 54. Under this accounting method, the purchase price has been pushed down into the accompanying financial statements, with the difference between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed resulting in negative goodwill of $27,300 at December 18, 2003. In accordance with SFAS 141 the Company reduced the value assigned to non-financial assets, the remaining negative goodwill of $13,852 was recorded as an extraordinary gain in the consolidated statement of income. In 1989, when FGIC Corporation was acquired by GE Capital, FGIC Corporation did not push down the purchase price and related goodwill to the Company.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

As a result of the purchase accounting effective on December 18, 2003, the basis of the assets and liabilities has changed, which necessitates the presentation of Predecessor Company and the Successor Company columns in the Consolidated Statements of Income, Stockholder’s Equity and Cash Flows.

i. Foreign Currency Translation

The Company has an established foreign branch and two wholly-owned subsidiaries in the United Kingdom and insured exposure from a former branch in France and determined that the functional currencies of these entities are their local currencies. Accordingly, the assets and liabilities of these foreign entities are translated into U.S. dollars at the rates of exchange existing at December 31, 2004 and 2003 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain at December 31, 2004 and 2003 was $4,086 and $0, respectively, net of tax expense of $2,200 and $0, respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statement of stockholders’ equity.

j. Variable Interest Entities

In January 2003, the FASB issued Financial Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), which the Company adopted on July 1, 2003. FIN 46’s consolidation criteria are based upon analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change not a change in the underlying economics associated with the transactions, which may be affected by FIN  46. FIN 46 clarifies the consolidation criteria for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity.

As a part of its structured finance business, the Company insures debt obligations or certificates issued by special purposes entities. At December 31, 2004, the Company had $4,910 of gross principal outstanding related to insurance contracts issued to commercial paper conduits—variable interest entities under FIN 46—which the Company does not believe requires consolidation but which requires disclosure. With respect to the remainder of the municipal finance and structured finance transactions insured, the Company has evaluated the transactions, and does not believe any such transactions require consolidation or disclosure under FIN 46.

During 2004, FGIC arranged the issuance of contingent preferred trust securities by a group of special purpose Trusts. These Trusts are considered variable interest entities under FIN 46, however, the Company is not considered the primary beneficiary and therefore is not required to consolidate the Trusts (see Note 13).

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

3. Summary of Significant Accounting Policies (continued)

k. Review of Financial Guaranty Industry Accounting Practices

The Securities and Exchange Commission (“SEC”) staff has recently reviewed the accounting practices for loss reserves of publicly held financial guaranty industry companies and the Financial Accounting Standards Board (“FASB”) staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. When the FASB or the SEC reaches a conclusion on this issue, the Company along with other companies in the financial guaranty industry may be required to change certain aspects of the accounting for loss reserves, premium income and deferred acquisition costs. The FASB review is in its early stages and it is not possible to predict the impact, if any, this review, or one by the SEC, may have on the Company’s accounting practices.

4. Statutory Accounting Practices

The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by the Department. The National Association of Insurance Commissioners (“NAIC”) approved the codification project (“Codification”) effective January 1, 2001 and the Department adopted certain but not all provisions of Codification.

The following are the significant differences between the Company’s statutory-basis accounting practices and GAAP:

(a)	premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total principal and interest outstanding at any point in time under GAAP;
(b)	policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned under GAAP;
(c)
a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve loss is established based on an ultimate estimate of potential claim payments;

(d)	certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
(e)
deferred tax assets are limited to 1) the amount of federal income taxes paid in prior years that can be recovered through loss carry backs for existing temporary differences that reverse by the end of the subsequent calendar year, plus 2) the lesser of the remaining gross deferred tax assets expected to be realized within one year of the balance sheet date or 10% of capital and surplus excluding any net deferred tax assets, EDP equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities. The remaining deferred tax assets are non-admitted. Deferred taxes do not include amounts for state income taxes. Under GAAP, state income taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

(f)	purchases of tax and loss bonds are reflected as admitted assets; while under GAAP they are recorded as federal income tax payments;
(g)	all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP;
(h)	profit commissions are recognized as received while under GAAP management’s best estimate of the Company’s ultimate recoverable is accrued;
(i)	case loss reserves are generally discounted at the average investment portfolio yield for statutory purposes and at the risk-free rate under GAAP; and
(j)	for statutory reporting, the financial statements for FGIC are prepared on a stand alone basis, and not consolidated with its two wholly-owned subsidiaries.

Statutory-basis surplus of the Company at December 31, 2004 and 2003 was $1,172,600 and $1,153,500, respectively. Statutory-basis net income (loss) for the year ended December 31, 2004, for the period from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002 was $144,100 ($1,669), $180,091, and $205,476, respectively.

5. Investments

Investments in fixed maturity securities carried at fair value of $4,049 and $3,900 as of December 31, 2004 and 2003, respectively, were on deposit with various regulatory authorities as required by law.

The amortized cost and fair values of investments in fixed maturity securities classified as available-for-sale are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
At December 31, 2004:
Obligations of states and political subdivisions	$2,461,087	$19,569	$3,090	$2,477,566
Asset and mortgage backed	214,895	1,267	695	215,467
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	131,771	559	943	131,387
Corporate bonds	54,655	663	236	55,082
Debt securities issued by foreign governments	39,713	176	21	39,868
Preferred stock	19,199	311	24	19,486
Total fixed maturities	2,921,320	22,545	5,009	2,938,856
Short-term investments	140,473	-	-	140,473
Total investments	$3,061,793	$22,545	$5,009	$3,079,329

At December 31, 2003:
Obligations of states and political subdivisions	$2,363,870	$3,098	$538	$2,366,430
Asset and mortgage backed	245,394	630	394	245,630
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	4,280	-	35	4,245
Debt securities issued by foreign governments	44,405	737	-	45,142
Preferred stock	30,510	14	49	30,475
Total fixed maturities	2,688,459	4,479	1,016	2,691,922
Short-term investments	14,377	-	-	14,377
Total investments	$2,702,836	$4,479	$1,016	$2,706,299

The following table shows gross unrealized losses and fair value of fixed maturity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2004:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Obligations of states and political subdivisions	$906,256	$3,075	$1,806	$15	$908,062	$3,090
Asset and mortgage backed	100,533	651	3,457	44	103,990	695
U.S. Treasury securities and obligations of U.S. government corporations and agencies	83,137	943	-	-	83,137	943
Other	44,092	257	-	-	44,092	257
Preferred stock	13,474	24	-	-	13,474	24
Total temporarily impaired securities	$1,147,492	$4,950	$5,263	$59	$1,152,755	$5,009

The unrealized losses in the Company’s investments were caused by interest rate increases. The Company evaluated the credit rating of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2004.

The amortized cost and fair values of investments in fixed maturity securities, available-for-sale at December 31, 2004, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

	Amortized Cost	Fair Value

Due one year later or less	$3,975	$3,861
Due after one year through five years	352,336	351,044
Due after five years through ten years	1,293,744	1,297,091
After ten years	1,271,265	1,286,860
Total	$2,921,320	$2,938,856

For the year ended December 31, 2004, for the periods from December 18, 2003 through December 31, 2003, January 1, 2003 through December 17, 2003 and the year ended December 31, 2002, proceeds from sales of available-for-sale securities were $178,030,

5. Investments (continued)

$1,780, $1,023,378, and $2,155,829, respectively. For the year ended December 31, 2004, for the period from January 1, 2003 through December 17, 2003 and the year ended December 31, 2002, gross gains of $1,900, $31,700 and $68,600, respectively, and gross losses of $1,300, $200 and $100, respectively, were realized on such sales.

Net investment income of the Company is derived from the following sources:

	Successor			Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002

Income from fixed maturity securities	$97,720	$4,294	$111,075	$113,108
Income from short-term investments	1,450	12	2,326	7,485
Total investment income	99,170	4,306	113,401	120,593
Investment expenses	(1,461)	(37)	(782)	(998)
Net investment income	$97,709	$4,269	$112,619	$119,595

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

As of December 31, 2004, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

Fair Value

New York	$290,353
Florida	218,870
Texas	209,802
New Jersey	170,866
Illinois	152,995
California	102,880
Michigan	102,532
Massachusetts	101,340
Pennsylvania	97,516
Maryland	97,136
1,544,290
All other states	972,869
All other investments	562,170
$3,079,329

6. Income Taxes

For the 2003 period ending on the closing date of the Transaction, the Company filed its federal tax return as part of the consolidated return of GE Capital. Under the tax sharing agreement with GE Capital, tax is allocated to the Company based upon its respective contributions to consolidated net income. For the period subsequent to the closing date of the sale transaction, the Company filed its own consolidated federal return with FGIC Corporation.

The Company’s effective federal income tax rate is less than the corporate tax rate on ordinary income of 35%, primarily due to tax-exempt interest on municipal investments.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes:

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002
Income taxes computed on income before provision for Federal income taxes, at the statutory rate	$78,674	$2,785	$85,928	$102,691
Tax effect of:
Tax-exempt interest	(28,015)	(979)	(26,112)	(26,788)
Other, net	4,037	(42)	(5,656)	(85)
Provision for income taxes	$54,696	$1,764	$54,160	$75,818

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2004 and 2003 are presented below:

	2004	2003
Deferred tax assets:
Loss and loss adjustment expense reserves	$7,472	$6,026
AMT credit carryforward	-	276
Property and equipment	55	-
Deferred compensation	623	221
Premium revenue recognition	-	1,129
Capital lease	2,539	2,444
Net operating loss	-	4,690
Other	233	426
Total gross deferred tax assets	10,922	15,212

Deferred tax liabilities:
Unrealized gains on fixed maturity securities, available-for-sale	29,156	29,462
Deferred acquisition costs	11,842	1,022
Premium revenue recognition	3,076	-
Profit commission	2,343	2,108
Foreign currency	3,117	916
Other	153	566
Total gross deferred tax liabilities	49,687	34,074
Net deferred tax liability	$38,765	$18,862

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

6. Income Taxes (continued)

The Company’s 2003 net operating loss carry forwards of $13,400 was completely utilized in 2004. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2004 and 2003. In the opinion of management, an adequate provision has been made for any additional taxes that may become due pending any future examinations by tax authorities.

7. Reinsurance

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies insured by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer to cover costs of underwriting and acquiring the business.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers, to meet internal, rating agency or regulatory single risk limits, to diversify risk and to reduce capital needs. The Company currently arranges reinsurance on only a facultative (transaction by transaction) basis. Prior to 2003, the Company also had treaty reinsurance agreements primarily for public finance business that provided coverage for a specified portion of the insured risk under all qualifying policies issued during the term of the treaty.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even in cases where reinsurers fail to perform their obligations under the various reinsurance agreements. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company’s reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a significant ratings downgrade of the reinsurer or the occurrence of certain other special cancellation events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In recent years, a number of the Company’s reinsurers have been downgraded by the rating agencies, thereby reducing the financial benefits of using reinsurance under the rating agency capital adequacy models because the Company must allocate additional capital to the related reinsured exposure. The Company still receives statutory credit for this reinsurance.

In connection with such a downgrade, the Company reassumed $4,959, $6,300, $14,300, and $2,600, of ceded premiums for the year ended December 31, 2004, the periods from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002, respectively, from the reinsurers.

The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $56,700 at December 31, 2004 that can be drawn on in the event of default by the reinsurer.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

7. Reinsurance (continued)

The effect of reinsurance on the balances recorded in the consolidated statements of income is as follows:

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002

Net premiums earned	$24,173	$1,236	$20,300	$27,000
Loss and loss adjustment expenses	(4,759)	-	1,700	800

8. Loss and Loss Adjustment Expenses

Activity in the reserve for loss and loss adjustment expenses is summarized as follows:

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002

Balance at beginning of period	$40,467	$40,224	$47,868	$48,855
Less reinsurance recoverable	(8,065)	(8,058)	(8,371)	(9,640)
Net balance	32,402	32,166	39,497	39,215
Incurred related to:
Current period	11,756	-	20,843	13,378
Prior periods	(5,834)	236	(27,600)	(12,877)
Total incurred	5,922	236	(6,757)	501

Paid related to:
Current period	-	-	-	-
Prior periods	(2,197)	-	(574)	(219)
Total paid	(2,197)	-	(574)	(219)

Net balance	36,127	32,402	32,166	39,497
Plus reinsurance recoverable	3,054	8,065	8,058	8,371
Balance at end of period	$39,181	$40,467	$40,224	$47,868

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

8. Loss and Loss Adjustment Expenses (continued)

During the year ended December 31, 2004, current year case reserves increased related to several structured finance transactions of one particular issuer.

During the period from January 1, 2003 through December 17, 2003, the overall decrease in case reserves was driven by a reduction in reserves previously established on several structured finance transactions of one particular issuer. In 2002, there was adverse development on such transactions and a determination was made by management that several other transactions related to that issuer also required case reserves. Prior to the Transaction, rather than watchlist reserves, the Company established portfolio reserves based upon the aggregate average net par outstanding of the Company’s insured Mortgage Backed Securities portfolio.

9. Related Party Transactions

Prior to the Transaction, the Company had various agreements with subsidiaries of General Electric Company and GE Capital. These business transactions included certain payroll and office expenses, investment fees pertaining to the management of the Company’s investment portfolio and telecommunication service charges. Approximately $179, $1,600 and $2,200 in expenses were incurred during the year ended December 31, 2004, in the period from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002, respectively, related to such transactions and are reflected in the accompanying consolidated financial statements.

As part of the Transaction, the Company entered into a transitional services agreement with GE Capital to provide certain administrative and support services in exchange for certain scheduled fees during the 12 months following the date of the agreement. The Company transferred investment management services at the end of the first quarter of 2004 to Blackrock Financial Management, Inc. and Wellington Management Company, LLP from GE Capital.

In connection with the Transaction, the Company entered into a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company’s headquarters as well as furniture and fixtures, computer hardware and software used by the Company (see Note 15).

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

9. Related Party Transactions (continued)

In connection with the Transaction, the Company entered into the $300,000 Soft Capital Facility with GE Capital as lender and administrative agent. The Soft Capital Facility, which replaced the capital support facility that the Company previously had with GE Capital, had an initial term of eight years. In exchange for this commitment, the Company paid a commitment fee which in the first year was 0.65% of the then outstanding commitment at each quarter end. This agreement was terminated by the Company on July 22, 2004 and was replaced by a new soft capital facility, “Money Market Committed Preferred Custodial Trust Securities” (“CPS Securities”) (see Note 13).

The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $6, $20, and $50 for the year ended December 31, 2004, for the period from January 1, 2003 through December 18, 2003, and the year ended December 31, 2002, respectively. As of December 31, 2004, par outstanding on these deals before reinsurance was $3,866. These issues sponsored by affiliates of GE total approximately 1% of gross premiums written in 2003 and 2002.

The Company, in the normal course of operations, has entered into transactions with PMI affiliated companies.

As of December 31, 2004 and 2003, receivables from related parties of $0 and $9,877, respectively, are due from GE Capital and its affiliates.

10. Compensation Plans

All employees of the Company participate in the incentive compensation and deferred compensation plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $15,493, $3,996, $10,087 and $3,800 for the year ended December 31, 2004, the period from December 18, 2003 through December 31, 2003, the period from January 1, 2003 through December 17, 2003 and the year ended December 31, 2002, respectively, and are reflected in the accompanying financial statements. During 2004, compensation increased primarily due to an increase in employee headcount Also, during 2003 and 2002, compensation for certain employees was part of an allocation of expenses from affiliates and were recorded as an allocated expense rather than compensation expense. In 2004, these expenses were directly recorded by the Company. The increase in 2003 is driven by Transaction related costs which include retention bonuses and sign-on bonuses to new hires post-acquisition.

The Company offers a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis up to $13 for those employees who are under 50. Employees 50 and older are allowed to make a “catch up” contribution of an additional $3 for 2004 under the current IRS code. The Company may make discretionary contributions to the plan on behalf of employees. The Company contributed $2,532 to the plan on behalf of employees for the year ended December 31, 2004.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)
11. Dividends

Under New York insurance law, the Company may pay a dividend to FGIC Corporation only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2004 and 2003, and (b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ended on the preceding December 31, without the prior approval of the New York State Superintendent of Insurance. In connection with the Transaction, FGIC Corporation agreed that no dividends were to be paid by the Company until December 18, 2005, without prior approval of the New York State Insurance Department.

During the year ended December 31, 2004, and the period from December 18, 2003 through December 31, 2003, the Company did not declare and pay dividends. During the period from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002 the Company declared and paid dividends to FGIC Corporation of $284,300 and $100,000 respectively. These dividends declared were approved by the New York State Superintendent of Insurance.

12. Revolving Credit Facility

FGIC Corporation, in conjunction with the Company, has a $200,000 senior unsecured revolving credit facility with a maturity of 364 days from the closing of the revolving credit facility. The revolving credit facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. During 2004, no draws were made on the revolving credit facility.

13. Preferred Trust Securities

On July 19, 2004, the Company closed a new $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities (“CPS Securities”). This facility replaces a $300,000 “Soft Capital” facility previously provided by GE Capital. Each of six separate and newly organized Delaware trusts (the “Trusts”), issues $50,000 in perpetual CPS Securities on a rolling, 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities (the “Eligible Assets”) and held in the respective trust. Each Trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company which obligates the Trust at the Company’s discretion, to purchase the perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts the Company incurred $4,638 of expenses which is included in underwriting expenses for the year ended December 31, 2004. During the year ended December 31, 2004, the Company recorded $905 included in underwriting expenses, for the right to put its shares to the trusts. These trusts are considered variable interest entities under FIN 46, however, the Company is not considered the primary beneficiary and therefore is not required to consolidate the trusts.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)
14. Financial Instruments

(a)	Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities are included in the consolidated balance sheets and in Note 5.

Short-term Investments: Short-term investments are carried at cost, which approximates fair value.

Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

The estimated fair values of the Company’s financial instruments at December 31, 2004 and 2003 are as follows:

	2004		2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash on hand and in-demand accounts	$69,292	$69,292	$78,645	$78,645
Short-term investments	140,473	140,473	14,377	14,377
Fixed maturity securities	2,938,856	2,938,856	2,691,922	2,691,922

Financial Guaranties: The carrying value of the Company’s financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company’s embedded book of business to a market return. The estimated fair values of such financial guaranties is $965,992 compared to a carrying value of $936,334 as of December 31, 2004 and is $830,881 compared to a carrying value of $824,595 as of December 31, 2003.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

14. Financial Instruments (continued)

As of December 31, 2004 and 2003, the net present value of future installment premiums was approximately $192,000 and $111,200, respectively, discounted at 5% at December 31, 2004 and 2003.
(b)	Concentrations of Credit Risk

The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or over-collateralization.

In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for a term of the obligation issued by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

As of December 31, 2004, the Company’s total outstanding bond principal insured was $236,777,000, net of reinsurance of $24,394,000. The Company’s insured portfolio as of December 31, 2004 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company’s principal outstanding, net of reinsurance.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)

14. Financial Instruments (continued)

As of December 31, 2004, the composition of principal insured by type of issue, net of reinsurance, was as follows:

Net Principal
Outstanding
Municipal:
Tax supported	$130,710,700
Water & sewer	31,472,300
Healthcare	1,721,900
Transportation	23,714,800
Education	10,058,300
Housing	377,400
Other	4,680,700
Non-municipal and international	34,040,700
Total	$236,776,800

As of December 31, 2004, the composition of principal insured ceded to reinsurers was as follows:

Ceded Principal
Outstanding
Reinsurer:
Radian Reinsurance Company	$8,230,000
Ace Guaranty Inc.	7,948,000
American Re-Insurance Company	2,716,000
RAM Reinsurance Company	2,192,000
Other	3,308,000
Total	$24,394,000

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)
14. Financial Instruments (continued)

The Company did not have recoverables in excess of 3% of equity from any single reinsurer.

The Company’s gross and net principle and interest outstanding was $425,600,000 and $382,800,000, respectively, as of December 31, 2004.

The Company is authorized to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, and in the United Kingdom. Principal exposure outstanding at December 31, 2004 by state, net of reinsurance, was as follows:

Net Principal
Outstanding
California	$28,244,400
New York	19,714,800
Florida	15,825,300
Pennsylvania	15,625,200
Illinois	13,583,400
Texas	11,197,000
New Jersey	10,792,600
Michigan	7,984,500
Ohio	6,897,700
Washington	6,061,800
Subtotal	135,926,700
Other states	66,809,400
Mortgage and asset backed	33,729,700
International	311,000
Total	$236,776,800

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)
15. Commitments

The Company leases office space under operating lease agreements in the United States and the United Kingdom. Rent expense under the operating lease for the year ended December 31, 2004, for the periods from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002 was $3,070, $90, $3,210, and $4,300, respectively. Future payments associated with these leases are as follows:

Operating Lease Commitments
Amount
Year ending December 31:
2005	$2,435
2006	2,537
2007	2,537
2008	1,668
2009	452
2010 and thereafter	2,094
Total minimum future rental payments	$11,723

In connection with the Transaction, the Company entered into a capital lease with a related party (an affiliate of GE), covering leasehold improvements and computer equipment to be used at its home office. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows:

Capital Lease Commitments
Amount
Year ending December 31:
2005	$2,521
2006	1,570
2007	1,545
2008	1,390
Thereafter	265
Total	7,291
Less interest	845
Present value of minimum lease payments	$6,446

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)
16. Comprehensive Income

Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments. The components of other comprehensive income for the year ended December 31, 2004, the periods from December 18, 2003 through December 31, 2003, period from January 1, 2003 through December 17, 2003 and the year ended December 31, 2002 are as follows:

	Year ended December 31, 2004
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the year	$14,928	$(5,225)	$9,703
Less reclassification adjustment for gains realized in net income	(559)	196	(363)
Unrealized gains on investments	14,369	(5,029)	9,340
Foreign currency translation adjustment	6,286	(2,200)	4,086
Total other comprehensive income	$20,655	$(7,229)	$13,426

	Period from December 18, 2003 though December 31, 2003
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the period	$3,168	$(1,109)	$2,059
Less reclassification adjustment for gains realized in net income	-	-	-
Unrealized gains on investments	3,168	(1,109)	2,059
Total other comprehensive income	$3,168	$(1,109)	$2,059

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Dollars in thousands)
16. Comprehensive Income (continued)

	Period from January 1, 2003 through December 17, 2003
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the period	$30,853	$(10,798)	$20,055
Less reclassification adjustment for gains realized in net income	(31,506)	11,027	(20,479)
Unrealized losses on investments	(653)	229	(424)
Foreign currency translation adjustment	6,565	(2,298)	4,267
Total other comprehensive income	$5,912	$(2,069)	$3,843

	Year ended December 31, 2002
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the year	$171,797	$(60,129)	$111,668
Less reclassification adjustment for gains realized in net income	(68,546)	23,991	(44,555)
Unrealized gains on investments	103,251	(36,138)	67,113
Foreign currency translation adjustment	(4,127)	1,445	(2,682)
Total other comprehensive income	$99,124	$(34,693)	$64,431

17. Quarterly Financial Information (Unaudited)

	Three months ended March 31,	Three months ended June 30,	Three months ended September 30,	Three months ended December 31,	Year ended December 31,
	2004
Gross premiums written	$56,395	$106,457	$87,869	$72,854	$323,575
Net premiums written	53,649	105,645	87,072	67,512	313,878
Net premiums earned	31,202	53,151	49,760	40,836	174,949
Net investment income and net realized gains	24,198	22,611	24,466	26,993	98,268
Other income	317	240	117	62	736
Total revenues	55,717	76,002	74,343	67,891	273,953
Losses and loss adjustment expenses	664	(1,070)	6,725	(397)	5,922
Income before taxes	48,208	64,083	55,983	56,508	224,782
Net income	$38,304	$48,393	$41,954	$41,435	$170,086

	Predecessor					Successor
	Three months ended March 31,	Three months ended June 30,	Three months ended September 30,	Period from October 1, through December 17,	Period from January 1 through December 17,	Period from December 18 through December 31,
	2003
Gross premiums written	$48,458	$93,483	$63,211	$42,960	$248,112	$12,213
Net premiums written	48,521	97,445	58,763	42,831	247,560	18,474
Net premiums earned	33,926	42,402	38,696	26,725	141,749	8,582
Net investment income and net realized gains	59,803	30,531	29,585	24,206	144,125	4,269
Other income	26	57	470	27	580	44
Total revenues	93,755	72,990	68,751	50,958	286,454	12,895
Losses and loss adjustment expenses	(2,700)	6,429	407	(10,893)	(6,757)	236
Income before taxes	83,592	54,954	50,839	56,124	245,509	7,958
Extraordinary gain	-	-	-	-	-	13,852
Net income	$63,767	$42,282	$42,154	$43,146	$191,349	$20,046

Consolidated Financial Statements

Financial Guaranty Insurance Company and Subsidiaries
September 30, 2005

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Financial Statements

September 30, 2005

Contents

Consolidated Balance Sheets at September 30, 2005 (Unaudited) and December 31, 2004	1
Consolidated Statements of Income for the Three Months and Nine Months Ended September 30, 2005 and 2004 (Unaudited)	2
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2005 and 2004 (Unaudited)	3
Notes to Consolidated Financial Statements (Unaudited)	4

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Fixed maturity securities, available for sale, at fair value (amortized cost of $3,145,832 in 2005 and $2,921,320 in 2004)	$3,135,392	$2,938,856
Short-term investments, at cost, which approximates fair value	173,195	140,473
Total investments	3,308,587	3,079,329

Cash and cash equivalents	81,850	69,292
Accrued investment income	41,679	36,580
Receivable for securities sold	56	-
Reinsurance recoverable on losses	1,895	3,054
Prepaid reinsurance premiums	110,636	109,292
Deferred policy acquisition costs	53,613	33,835
Recoverable on paid claims	4,686
Receivable from related parties	259	802
Property and equipment, net of accumulated depreciation of $723 in 2005 and $164 in 2004	2,607	2,408
Prepaid expenses and other assets	9,621	7,826
Total assets	$3,615,489	$3,342,418

Liabilities and stockholders’ equity
Liabilities:
Unearned premiums	1,164,245	1,043,334
Losses and loss adjustment expenses	52,201	39,181
Ceded reinsurance payable	3,018	3,826
Accounts payable and accrued expenses	26,406	22,874
Payable for securities purchased	7,120	5,715
Obligations under capital lease	5,006	6,446
Current federal income taxes payable	10,795	4,401
Deferred federal income taxes payable	31,616	38,765
Total liabilities	1,300,407	1,164,542

Stockholders’ equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	1,890,821	1,882,772
Accumulated other comprehensive (loss) income, net of tax	(8,063)	15,485
Retained earnings	417,324	264,619
Total stockholders’ equity	2,315,082	2,177,876
Total liabilities and stockholders’ equity	$3,615,489	$3,342,418

See accompanying notes to unaudited interim consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Income
(Unaudited)

(Dollars in thousands)

	Three months ended		Nine months ended
	September 30		September 30
	2005	2004	2005	2004
Revenues:
Gross premiums written	$96,787	$87,869	$312,526	$250,720
Ceded premiums written	(4,456)	(797)	(24,281)	(4,356)
Net premiums written	92,331	87,072	288,245	246,364
Increase in net unearned premiums	(37,537)	(37,312)	(118,911)	(112,251)
Net premiums earned	54,794	49,760	169,334	134,113

Net investment income	30,125	24,784	85,954	70,814
Net realized (losses) gains	(8)	(318)	110	460
Other income	402	117	918	674
Total revenues	85,313	74,343	256,316	206,061

Expenses:
Losses and loss adjustment expenses	20,693	6,725	15,016	6,319
Underwriting expenses	22,133	18,723	59,777	53,075
Policy acquisition costs deferred	(8,169)	(8,563)	(25,796)	(24,874)
Amortization of deferred policy acquisition costs	1,873	745	5,874	1,086
Total expenses	36,530	17,630	54,871	35,606

Income before income taxes	48,783	56,713	201,445	170,455
Income tax expense	9,376	14,759	48,740	41,802
Net income	$39,407	$41,954	$152,705	$128,653

See accompanying notes to unaudited interim consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Cash Flows
(Unaudited)

(Dollars in thousands)
	Nine months ended
	September 30,
	2005	2004
Operating activities
Net income	$152,705	$128,653
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred policy acquisition costs	5,874	1,086
Policy acquisition costs deferred	(25,796)	(24,874)
Depreciation of property and equipment	559	37
Amortization of fixed maturity securities	23,284	26,163
Net realized gains on investments	(110)	(460)
Accrued investment income, prepaid expenses and other assets	(6,894)	(5,649)
Current federal income tax receivable	-	126
Reinsurance recoverable on losses	1,159	3,885
Other reinsurance receivables	-	5,295
Prepaid reinsurance premiums	(1,344)	10,784
Unearned premiums	120,911	101,466
Losses and loss adjustment expenses	8,334	1,055
Ceded reinsurance payable, accounts payable and accrued expenses	1,285	3,303
Receivable from related parties	543	9,641
Current federal income taxes payable	6,394	7,711
Deferred federal income taxes payable	4,091	5,617
Net cash provided by operating activities	290,995	273,839

Investing activities
Sales and maturities of fixed maturity securities	97,146	386,843
Purchases of fixed maturity securities	(351,501)	(607,690)
Purchases, sales and maturities of short-term investments, net	(32,722)	(71,534)
Receivable for securities sold	(56)	13,243
Payable for securities purchased	1,405	-
Purchases of fixed assets	(758)	(1,483)
Net cash used in investing activities	(286,486)	(280,621)

Financing activities		-
Capital contribution	8,049	-
Net cash provided by financing activities	8,049	-

Net increase (decrease) in cash and cash equivalents	12,558	(6,782)
Cash and cash equivalents at beginning of period	69,292	78,645
Cash and cash equivalents at end of period	$81,850	$71,863

See accompanying notes to unaudited interim consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

(Dollars in thousands)

1. Business and Organization

Financial Guaranty Insurance Company (the “Company”) is a wholly owned subsidiary of FGIC Corporation (the “Parent”). The Company provides financial guaranty insurance for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company’s financial strength is rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and “AAA” by Fitch Ratings, Inc. The Company is licensed to engage in writing financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and, through a branch, in the United Kingdom. In addition, a United Kingdom subsidiary is authorized to write financial guaranty insurance in the United Kingdom and has passport rights to write business in other European Union member countries. The Company and Parent have formed subsidiaries to facilitate geographic and business expansion. As used in these notes, the term “Company” refers to Financial Guaranty Insurance Company and/or its subsidiaries.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of the Blackstone Group L.P. (“Blackstone”), affiliates of the Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”), collectively the “Investor Group,” completed the acquisition of the Parent from a subsidiary of General Electric Capital Corporation (“GE Capital”) in a transaction valued at approximately $2,200,000 (the “Transaction”). At the closing of the Transaction, the Investor Group, acting through an affiliate, paid GE Capital a cash purchase price of approximately $1,600,000, which was funded by equity investments by the Investor Group and borrowings of approximately $227,300 under a bridge loan facility within an affiliate of Bank of America Corporation. On January 12, 2004, the Parent issued $250,000 of senior notes due on January 15, 2034. The notes pay interest on January 15 and July 15 of each year at a rate of 6% per annum. The proceeds were used to repay the outstanding bridge loan, plus accrued and unpaid interest, and the remaining proceeds were retained by the Parent to pay interest on the notes. As part of the Transaction, Banc of America Securities, LLC (“BOA”) received warrants to purchase Parent common stock. Under the agreement, BOA can subscribe for and purchase up to approximately 11,451 shares at an exercise price of six hundred dollars per share. The warrants are exercisable in whole or in part prior to December 18, 2013. As of September 30, 2005, no warrants had been exercised. In addition, the Parent paid GE Capital approximately $284,300 in pre-closing dividends and GE Capital retained 2,346 shares of Parent Convertible Preferred Stock with an aggregate liquidation preference of $234,600, and approximately 5% of the outstanding Parent’s common stock. PMI is the largest stockholder of the Parent, owning approximately 42% of its common stock at September 30, 2005 and December 31, 2004. Blackstone, Cypress and CIVC owned approximately 23%, 23% and 7% of the Parent’s common stock, respectively, at September 30, 2005 and December 31, 2004.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

(Dollars in thousands)
2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances have been eliminated.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the three- and nine-month periods ended September 30, 2005 are not necessarily indicative of results that may be expected for the full year ending December 31, 2005. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2004, including the accompanying notes.

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

3. Review of Financial Guaranty Industry Accounting Practices

The Securities and Exchange Commission (“SEC”) staff has commenced a review of the accounting practices of publicly held financial guaranty industry companies with respect to loss reserves, and the Financial Accounting Standards Board (“FASB”) staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. When the FASB or the SEC reaches a conclusion on this issue, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. The FASB review is ongoing and it is not possible to predict the impact, if any, that this review, or the one by the SEC, may have on the Company’s accounting practices.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

(Dollars in thousands)

4. Premium Refundings

When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized. A refunding occurs when an insured obligation is called or legally defeased prior to the stated maturity.

Premiums earned include $46,166 and $36,217 for the nine months ended September 30, 2005 and 2004, respectively, and $10,210 and $15,522 for the three months ended September 30, 2005 and 2004, respectively, related to the accelerated recognition of unearned premiums in connection with refundings.

5. Loss Reserves and Loss Adjustment Expenses

Loss reserve and loss adjustment expenses are regularly reviewed and updated based on claim payments and the results of ongoing surveillance. The Company’s ongoing insured portfolio surveillance is designed to identify impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates. At September 30, 2005, the Company had case reserves of $30,319, credit watchlist reserves of $20,841 and a loss adjustment expense reserve of $1,041. Case reserves and credit watchlist reserves at September 30, 2005 include $8,784 and $12,055, respectively, of estimated losses related to obligations impacted by Hurricane Katrina (see Note 12). At December 31, 2004, the Company had case reserves of $14,686, credit watchlist reserves of $23,484 and a loss adjustment expense reserve of $1,011.

6. Income Taxes

The Company has a tax sharing agreement with the Parent, which files a consolidated Federal income tax return.

The Company’s effective federal corporate tax rate (24.2% and 24.5% for the nine months ended September 30, 2005 and 2004, respectively, 19.2% and 26.0% for the three months ended September 30, 2005 and 2004, respectively) is less than the statutory corporate tax rate (35%) on income due to permanent differences between financial and taxable income, principally tax-exempt interest.

7. Reinsurance

Net premiums earned are shown net of ceded premiums earned of $17,712 and $15,140 for the nine months ended September 30, 2005 and 2004, respectively, and $6,074 and $6,111 for the nine months ended September 30, 2005 and 2004, respectively.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

(Dollars in thousands)
8. Comprehensive Income (Loss)

Accumulated other comprehensive (loss) income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

The components of total comprehensive income for the three-month and six-month periods ended September 30, 2005 and 2004 are as follows:

	Nine months ended September 30,
	2005	2004
Net income	$152,705	$128,653
Other comprehensive (loss) income	(23,548)	10,465
Total comprehensive income	$129,157	$139,118

	Three months ended September 30,
	2005	2004
Net income	$39,407	$41,954
Other comprehensive (loss) income	(30,529)	58,056
Total comprehensive income	$8,878	$100,010

The components of other comprehensive income (loss) for the three-month and six-month periods ended September 30, 2005 and 2004 are as follows:

	Nine months ended September 30, 2005
	Before- Tax Amount	Tax	Amount Net of Tax

Unrealized holding losses arising during the period	$(27,881)	$9,759	$(18,122)
Less reclassification adjustment for gains realized in net income	(110)	38	(72)
Unrealized losses on investments	(27,991)	9,797	(18,194)
Foreign currency translation adjustment	(8,237)	2,883	(5,354)
Total other comprehensive loss	$(36,228)	$12,680	$(23,548)

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

(Dollars in thousands)

8. Comprehensive Income (Loss) (continued)

	Three months ended September 30, 2005
	Before- Tax Amount	Tax	Amount Net of Tax
Unrealized holding losses arising during the period	$(43,713)	$15,299	$(28,414)
Less reclassification adjustment for losses realized in net income	8	(3)	5
Unrealized losses on investments	(43,705)	15,296	(28,409)
Foreign currency translation adjustment	(3,263)	1,143	(2,120)
Total other comprehensive loss	$(46,968)	$16,439	$(30,529)

	Nine months ended September 30, 2004
	Before- Tax Amount	Tax	Amount Net of Tax
Unrealized holding gains arising during the period	$14,755	$(5,164)	$9,591
Less reclassification adjustment for gains realized in net income	(460)	161	(299)
Unrealized gains on investments	14,295	(5,003)	9,292
Foreign currency translation adjustment	1,804	(631)	1,173
Total other comprehensive income	$16,099	$(5,634)	$10,465

	Three months ended September 30, 2004
	Before- Tax Amount	Tax	Amount Net of Tax

Unrealized holding gains arising during the period	$88,860	$(31,101)	$57,759
Less reclassification adjustment for losses realized in net income	318	(111)	207
Unrealized gains on investments	89,178	(31,212)	57,966
Foreign currency translation adjustment	139	(49)	90
Total other comprehensive income	$89,317	$(31,261)	$58,056

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

(Dollars in thousands)
9. Variable Interest Entities

In January 2003, the FASB issued Financial Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”). FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity. Management has evaluated the structured finance transactions insured by the Company and does not believe any such transactions require consolidation or disclosure under FIN 46.

During 2004, the Company arranged the issuance of contingent preferred trust securities by a group of special purpose Trusts (see Note 10). These Trusts are considered variable interest entities under FIN 46. However, the Company is not considered the primary beneficiary and therefore is not required to consolidate the Trusts.

10. Preferred Trust Securities

On July 19, 2004, the Company closed a new $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities (“CPS Securities”). This facility replaced a $300,000 “Soft Capital” facility previously provided by GE Capital. Each of six separate newly organized Delaware trusts (the “Trusts”) issues $50,000 in perpetual CPS Securities on a rolling, 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and held in the respective Trusts. Each Trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company which obligates the Trusts at the Company’s discretion, to purchase perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. The Company recorded expense for the right to put its shares to the Trusts of $1,431 and $387 for the nine months ended September 30, 2005 and 2004, respectively, and $463 and $387 for the three months ended September 30, 2005 and 2004, respectively.

11. Revolving Credit Facility

The Parent, in conjunction with the Company, has a $200,000 senior unsecured revolving credit facility expiring on December 14, 2005. The facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. During 2004, and for the nine months ended September 30, 2005, no draws were made under the facility.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

(Dollars in thousands)
12. Hurricane Katrina

At September 30, 2005 the Company had insured public finance obligations with a net par in force (“NPIF”) of approximately $4,128,173 in locations impacted by Hurricane Katrina. Approximately $2,059,614 of these obligations relates to locations designated by the U.S. Federal Emergency Management Administration (“FEMA”) as eligible for both public and individual assistance (“FEMA-dual designated locations”); the remainder, or $2,068,559, of these obligations relates to locations designated by FEMA as eligible for individual assistance only. The Company believes that insured obligations in FEMA-dual designated locations are more likely to be impaired than obligations eligible for individual assistance only. Consequently, since the occurrence of Hurricane Katrina, the Company has focused its portfolio surveillance efforts related to Hurricane Katrina on evaluating its insured public finance obligations in the dual-designated locations. These FEMA-dual designated locations consists primarily of counties and parishes in Alabama, Mississippi and Louisiana.

As a result of this evaluation, the Company has placed insured public finance obligations with a NPIF totaling $977,345 on the credit watchlist. The insured public finance obligations placed on the credit watchlist consist of obligations located in the Parish of Orleans (in which New Orleans is located) and the immediately surrounding parishes. For the three months ended September 30, 2005, the Company recorded case reserves of $8,784, watchlist reserves of $12,055 and estimated reinsurance recoverables of $363 related to insured public finance obligations placed on the credit watchlist. The case reserves of $8,784 relate to an investor-owned utility with a NPIF of $75,000 that has entered into bankruptcy proceedings. The watchlist reserves of $12,055 were based on management’s assessment that the associated insured public finance obligations have experienced impairment due to diminished revenue sources. The NPIF for the insured public finance obligations for which watchlist reserves of $12,055 have been established totals $503,083. The $503,083 (a subset of the $977,345) is supported by the revenue sources below:

Revenue Source	Net Par in Force
General Obligation	$90,079
Hotel Tax	169,750
Sales Tax	104,186
Municipal Utility	120,641
Public Higher Education	18,426
Total	$503,083

The Company historically has established watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantial increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity given default, of the specifically identified impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. Case reserves are established for the value of estimated losses on particular insured obligations that are presently or likely to be in payment default at the balance sheet date, and for which the future loss is probable and can be reasonably estimated.

Given the unprecedented nature of the events and magnitude of damage in the affected areas, the loss reserves were necessarily based upon estimates and subjective judgments about the outcome of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations. However, the Company believes that the losses ultimately incurred as result of Hurricane Katrina will not have a material impact on the Company’s financial position.

12. Hurricane Katrina (continued)

For the three months ended September 30, 2005, the Company paid claims totaling $4,856 related to insured public finance obligations impacted by Katrina. The Company subsequently received reimbursements of $169 and $4,686 on September 12, 2005 and October 13, 2005, respectively, for these claims payments. At September 30, 2005, the $4,686 is reflected as a recoverable on paid claims.

The Company’s structured finance insured portfolio was not significantly impacted by Hurricane Katrina, reflecting the geographic diversification of the credits comprising the insured structured finance obligations.